                                                                    Exhibit 10.4


Department of Correction
PURCHASING SECTION
4227 MSC
RALEIGH, NC   27699-4220

NC DEPARTMENT OF CORRECTION
PH 919-716-3300
2020 YONKERS RD
4220  MSC
RALEIGH, NC    27699-4220

TO: AMERICAN MOBILE SURGICAL SVCS
1405 S ORANGE AVE
ORLANDO FL 32606

DATE PRINTED
08/27/1999
-----------
SHIP VIA

STATE OF NORTH CAROLINA
PURCHASE ORDER            PAGE
 4250016451
------------


                                 BLANKET RELEASE

                                  CHANGE NOTICE

SHP

TO

CORRECT PURCHASE ORDER AND STOCK NUMBERS MUST APPEAR ON ALL PACKAGES, INVOICES, SHIPPING PAPERS AND CORRESPONDENCE. PACKING SLIPS MUST ACCOMPANY ALL SHIPMENTS.

                  SEE REVERSE SIDE FOR ADDITIONAL INSTRUCTIONS

DIV OF PRISONS ADMIN. 2005
NC DEPARTMENT OF CORRECTION

831 WEST MORGAN STREET
RALEIGH, NC
             27603-0940         919-733-3226

TERMS OF SALE

  NET 30                                                       0.00
  F.O.B.                        FREIGHT TERMS             ADDITIONAL COST

TAX CERTIFICATION NUMBER        TAX                       ITEM NUMBER

THIS PURCHASE ORDER IS ISSUED IN CONJUCTION WITH IFB*42000283, MOBILE OPERATING ROOM/SVCS, P&C*802779.

THIS IS A ONE YEAR AGREEMENT WITH THE OPTION TO RENEW AN ADDITIONAL FOUR YEARS IN ONE YEAR INCREMENTS.

THE EFFECTIVE DATE OF THIS AGREEMENT IS ON OR ABOUT OCTOBER 15, 1999 THROUGH OCTOBER 14, 2000.

1        EA        G21864    1,512,720.0000      1,512,720.00

         11/01/1998

OPERATING ROOM TRUCK FOR CP

FISCAL YEAR OCTOBER 15, 1999 THROUGH JUNE 30, 2000

BUYER:      SIDRA OWNES                  TOTAL: $1,512,720.00
PHONE:      919-716-3250

                                    ORIGINAL

                                [GRAPHIC OMITTED]

PROUD SPONSOR 1-888-767-1999

                     North Carolina Department of Correction

                 Division of Departmental Purchasing & Services

      2020 Yonkers Road - Post Office Box 29540 - Raleigh, N.C. 27626-0540

            Phone: (919)716-3250 Fax: (919)716-3983 or (919)716-3984

                            Larry A. Rhodes, Director

James B. Hunt Jr., Governor        July 7,1999          Theodis Beck, Secretary

AMERICAN MOBILE SURGICAL SVCS
1405 S ORANGE AVE
ORLANDO, FL 32806

RE: Readiness for Year 2000

Dear AMERICAN MOBILE SURGICAL SVCS:

The purpose of this letter is to inform you that the Division of Departmental Purchasing & Services is currently modifying software, hardware and equipment with embedded microchips to be ready for the century date change in the Year 2000. Hopefully, you are also working on Year 2000 issues and will be able to continue to supply Department of Correction in the new century.

As we all know, preparation for the Year 2000 includes contacting all essential suppliers and vendors to determine how they are handling Year 2000 readiness for their own organizations. The enclosed questionnaire was developed for that purpose. Please take the time to complete the questionnaire and fax it to
(919)716-3983 by August 5,1999sothat we will have a better idea of the status of your Year 2000 planning and implementation. [This will help us plan for contingencies.]

In working together I feel that we can avoid any interruption in services due to the Year 2000 problem. Your cooperation in this matter is greatly appreciated.


Sincerely,

Larry A. Rhodes
Director

                An Equal Opportunity/Affirmative Action Employer

PLEASE ANSWER THE FOLLWING QUESTIONNAIRE AND RETURN BY AUGUST 5,1999

NORTH CAROLINA DEPARTMENT OF CORRECTION DEPARTMENTAL PURCHASING &SERVICES 2020YONKERSROAD 4227MSC RALEIGH, NC 27699-4227 FAX: (919)716-3983

1.       Has your company established a group or committee to be responsible for
         Y2K compliance across your entire company?             Y     N

2.       Does this committee communicate its findings on a regular basis to
         senior managemeat?                                     Y     N

3.       Have you completed an inventory of all your software, hardware and
         equipment with embedded microprocessing chips?         Y     N

4.       Have you completed an assessment on this inventory?    Y     N

5.       Are you monitoring critical vendors, clients, and other thud parries to
         ensure that the will be ready for Y2K?                 Y     N

6. Has the committee developed a comprehensive Y2K plan to address all hardware, software, systems and embedded microprocessor chips that need
         to be made ready for Y2K?                              Y     N

1. At what state is the implementation of your company's Y2K readiness plan?

         Initial awareness/assessment process begun
         Plan for correction of non ready systems begun
         Post correction testing underway
         Y2Kcompliant

8.       What is your expected target date for Y2K compliance? ___/__ /___

9.       Have you developed contingency plans in the event that you do not make
         your target date?                                      Y     N




Signed:

Organization

By: [Please print and sign name]

Title

Mailing address


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Phone number              Fax number

E-mail address

Date

GENERAL CLARIFICATIONS TO THE TECHNICAL REQUIREMENTS:

SECTIONS. SCOPE OF SERVICES:

A.1      One completely equipped operating room                 Will Comply

A.2.     Completely equipped recovery room configured to accommodate up to 3
         patients at any given time.                            Will Comply

A.4.     Admission/Reception Area, which can be used in conjunction with the
         pre-op area.                                           Will Comply

A.5      Pre-op area, which can be used in conjunction with the
         Adrnission/'reception area.                            Will Comply

A.6 Staff dressing and lounge-Operating room staff provided by the vendor as well as Central. Prison Operating Room staff will change clothes in the Central Prison O R dressing room. They will then dress in an oversuit (bunny suit) and proceed to the Mobile 0 R to scrub and Don
         gowns and gloves.                                      Will Comply

A.7      Unisex restroom facility.                              Will Comply

A.8      Vendor must provide on-board portable x-ray equipment. Will Comply

A.13     Two dash autoclaves                                    WILL COMPLY

A.16     Anesthesia equipment to include:
         1.   0ne anesthesia machine                            WILL COMPLY
         2.   Rebreathing circuits                              Will Comply

A.18     Cardiac monitors for the operating room and the recovery area
                                                                Will Comply

A.20     Arterial pump when protocol requires                   Will Comply

A.21     IV pump must b e provided                              Will Comply

A.24 Surgical Equipment, instruments, supplies, including specialty equipment and supplies and instrumentation as follows:
         a.   General major & minor surgical instrument & linen packs setups
                                                                WILL COMPLY
         b.   Major & minor plastic surgery instrument & linen pack setups
                                                                WILL COMPLY

         c.   Major & Minor orthopedic surgery instrument & linen pack setups
                                                                Will Comply

         d.   Major & Minor ENT surgery instrument & linen pack setup
                                                                WILL COMPLY

         e.   Major dental surgery instrument & linen pack      Will Comply

         f.   Minor prosthetics setup (will discuss further upon award)
                                                                Will Comply

A.25     Dictate Q equip meet must b e compatible with CP H's transcription
         service                                                Will Comply

A.26 Copies of Policies and Procedures must be provided upon receipt of award notification or the following areas:
         1.   Risk Management                                   Will Comply
         2.   Quality Management                                Will Comply
         3.   Infection Control                                 Will Comply
         4.   Safety                                            Will Comply
         5.   Sterilization                                     Will Comply
         6.   Quality control testing logs                      Will Comply
         7.   Material Safety Data Sheets                       Will Comply
         8.   Disaster procedures                               Will Comply

A.27 Laboratory facilities for on-site CB C's and UA cultures utilizing dipstick, technology and blood storage facilities. According to the list of CLL4 waived lab tests, urine cultures and CB Cs are not listed for on-site testing. Hemoglobin and Hematocrit can be done under the CLIA License. We will comply with any test that is approved by the CLIA waiver. The laboratory must meet the guidelines as specified by CLIA
         act of 1967 and Amendments of 1988.                    Will Comply

B. The Vendor will provide a trailer with a space requirement not greater than 53 feet long and 30 feet wide. Vendor must work with the North Carolina Department of Health and Human Services; Division of Facility services agency to ensure appropriate licensure and certification is obtained by the Vendor to establish services in North Carolina. Documentation must be received b y HS S 3 0 days prior to the star
         date.                                                  Will Comply

C. Vendor must supply a backup generator in cases of power outages, power surges, severe weather, etc. Backup generator will serve as lighting and equipment needed in the operating room, recovery area and bloodstorage area. DOC will supply the grounding padding and outlet socket needed to provide electricity to
         the mobile unit.                                       WILL COMPLY

D.       Remains unchanged.                                     WILL COMPLY

E.       Remains unchanged.                                     Will Comply

F.       Remains unchanged.                                     Will Comply

G.       Remains unchanged.                                     Will Comply

H. Vendor will provide the following personnel licensed and/or certified to practice in the State of North Carolina.
         1.   Minimum o f two Registered Nurses (minimum two years experience)
              to serve as recovery room and OR circulators      Will Comply
         2.   Certified Nursing Assistant                       Will Comply
         3.   One Certified Operating Room Technician (C ORT)   Will Comply

         Please note: Vendor will be held responsible and liable for these
         employees.                                             Will Comply

L        Remains unchanged                                      Will Comply

J.       Remains unchanged                                      Will Comply

K. Upon award of this contract, the vendor shall provide, within 30 days of award, proof of licensure, certification and experience of all personnel (including driver) and must maintain licensure expiration files. Failure to comply with this component will be cause for contract
         termination for cause.                                 Will Comply

L.       Remains unchanged.                                     Will Comply

M. The vendor must provide the following information for all employees working under this contract, upon award of contract. This information will allow DOC to conduct criminal background checks on all employees working under this contract.
         1.   First, Middle and Last Name                       Will Comply
         2.   Date of Birth                                     Will Comply
         3.   Social Security Number                            Will Comply
         4.   Drivers License Number and State of Issuance      Will Comply
         5.   Race                                              WILL COMPLY
         6.   Sex                                               Will Comply

N.       Remains unchanged.                                     Will Comply

O. The vendor will adhere to all rules, regulations and requests of DOC custody and medical service personnel. Central Prison Hospital will make available a copy of its policy and procedures to the awarded
         contractor.                                            WILL COMPLY

P. The vendor must include copies of their current Quality Assurance (QA) Plan and the plan to interface with the Health Services Section's QA activities. The awarded vendor will be required to attend quarterly QA meetings with members of the Health Services QA Committee. The vendor will also be requested to attend quarterly Partnership meetings to
         discuss clinical and operational issues.               Will Comply

Q. Upon award, the vendor must submit a written plan for interfacing with Central Prison Hospital Healthcare Administrators, within 3 0 days of award, with the current radiology, imaging, laboratory, infusion therapy and pharmacy services. DOC reserves the right to approve or
         reject the interfacing ability written plan.           Will Comply

R. The vendor must provide monthly reports of total volume facility utilization by CPT Code ICD-9-CM as well as by ICD-9-Cm code. The vendor must provide a monthly report of charges to DOC for services. All reports are due on the 15th of the month for the following month being reported. These reports will be forwarded to DOC's Asst. Director of Health Services, located at P.O. Box 29540, Raleigh, NC 27626-0540
                                                                Will Comply

S.       Remains unchanged.                                     Will Comply

T. The vendor may not experience more than two consecutive days and/or three non consecutive days of down time (this includes, equipment, supplies, etc., and personnel), in a thirty day period of scheduled operating days. Should downtime exceed the time stipulated herein, the vendor must reimburse DOC for any services provided at an off site surgical facility, including custody and travel costs. At the option of the vendor, a second trailer of the same caliber as the regularly scheduled trailer, along with personnel, may be provided to DOC during down time, at no additional cost. Whenever feasible, DOC will make best
         effort to re-schedule surgeries from a downtime day.   WILL COMPLY

U.       Remains unchanged.                                     Will Comply

V. The following is the schedule for utilization of the operating room truck: Central Prison, Monday through Wednesday, 30 hours per week, on a mutually agreed upon schedule between Central Prison's Healthcare administrator or his designee and the vendor. DOC reserves the right to modify the schedule to fit the needs of the prison facility with the
         mutual consent of the vendor.                          Will Comply

W. DOC will not schedule surgery on a State of North Carolina holiday (Attachment 92), however; the vendor will add an additional workday during the week of the holiday, if volume necessitates such scheduling.
                                                                WILL COMPLY

X.       Remains unchanged.                                     WILL COMPLY

Y. The vendor is required to carry; worker's compensation, medical malpractice insurance, general liability insurance, property damage insurance and automobile insurance for its employees, as stipulated on
         page 15.                                               Will Comply

Z.       The level of surgery be performed on the vendor's truck is a follows:

         1. Orthopedic, General surgery including Minor Vascular procedures and Liver Biopsies. Transplants, Major Thoracic or Vascular procedures, bypasses, etc. will not be performed under any
              circumstances.                                    Will Comply

1.       AA.      Remains Unchanged                             Will Comply

BB.      Remains unchanged.                                     Will Comply

CC. The vendor will not hire or recruit full time, DOC employees to provide services, under this contract. The vendor must include the names and agencies of any personnel currently employed with their organization who are current or reared employees of the State of North Carolina.
                                                                Will Comply

DD.      Remains unchanged.                                     Will Comply

EE.      Remains unchanged.                                     Will Comply

FF.      Remains unchanged                                      Will Comply

RESPONSIBILITIES OF THE NORTH CAROLINA DEPARTMENT OF

CORRECTION:

J. DOC will furnish the awarded vendor a copy of the incident report and policy and procedure manual.

K. DOC will furnish all electricity needed to operate truck. WILL the DOC FURNISH WATER AND SEWER hook ups to operate the truck?

                   P.O.Box 560699 - Orlando, FL 32856-0699 - OffiCe
                    407-849-2288 - 800-520-4225 - Fax 407-849-6412

                               SCOPE OF SERVICES

A. The vendor will provide a "State of the Art", fully mobile, operating room truck with the following specifications:

         1.   Two completely equipped operating rooms

              AMERICAN MOBILE SURGICAL SERVICES, INC. (AMSSI) COULD PROVIDE ONE COMPLETELY EQUIPPED OPERATING ROOM, WHICH IS ALL THAT IS AVAILABLE ON ONE OPERATING ROOM TRUCK. A SECOND OPERATING ROOM TRUCK COULD BE PROVIDED WHEN THE CASE LOAD WARRANTS. AMSSI WOULD PROVIDE A FAST TURNOVER TIME SO THAT THE SURGEONS DO NOT HAVE TO WAIT TO START THEIR NEXT CASE. IN YOUR BACKGROUND STATEMENTS, 640 CASES PER YEAR IS YOUR CASELOAD. THAT EQUATES TO 12.3 CASES PER WEEK OR
              2.5 CASES PER DAY. ONE OPERATING ROOM COULD MORE THAN HANDLE THAT CASE LOAD.

         2. Completely equipped recovery room space to recover up to five patients at any given time

              AN OPERATING ROOM TRUCK CAN PROVIDE SPACE FOR TWO RECOVERY ROOM PATIENT STRETCHERS. A WHEELCHAIR CAN SUFFICE AS AN AMBULATORY SEAT FOR A THIRD PATIENT READY FOR DISCHARGE.

         3.   Two ambulatory surgical stations (recliners and/ or GURNEYS)

              AN OPERATING ROOM TRUCK HAS A TOTAL OF THREE STRETCHERS.

         4.   Admission/reception area

              THE PRE-OP AREA CAN SUFFICE AS THE ADMISSION/RECEPTION AREA

         5.   Pre-op area

              THERE IS ONE FULLY EQUIPPED PRE-OP AREA

         6.   Staff dressing and lounge

              THE STAFF WOULD DRESS IN THE BATHROOM AND THE ENTRY WAY WOULD BE UTILIZED ALSO AS A LOUNGE.

         7.   Restrooms

              THERE IS ONE RESTROOM ON THE MOBILE OPERATING ROOM TRUCK.



                     Visit us at Our Web Site: www.amssi.com

         8.   Work Room/utility room (clean and dirty)

              THERE IS A DIRTY UTILITY AND A CLEAN WORK ROOM

         9.   Portable X-ray equipment

              AMSSI WOULD CONTRACT WITH A RADIOLOGY COMPANY FOR THESE SERVICES OR WITH CPH.

         10.  C-Arm capability

              AGAIN THE C-ARM WOULD BE A STANDARD PIECE OF EQUIPMENT.

         11.  Anesthesia work area

              AN ANESTHESIA WORK AREA IS LOCATED IN THE OPERATING ROOM.

         12.  Storage for equipment

              ALL EQUIPMENT CAN BE STORED IN THE OPERATING ROOM TRUCK OR ON A STORAGE TRAILER THAT WE WOULD PROVIDE. THE STORAGE TRAILER WOULD B E APPROXIMATELY 8 FT. x 30 ft. AND SIT NEXT TO THE MSU FOR EASY ACCESS OF SUPPLIES.

         13.  Two flash autoclaves

              TWO AUTOCLAVES, BOTH STEAM STERILIZERS, ARE STANDARD EQUIPMENT ON THE MOBILE OPERATING ROOM TRUCK

         14.  One steam sterilizer

              TWO STEAM STERILIZERS (AUTOCLAVES) WOULD BE LOCATED IN THE CLEAN UTILITY ROOM.

         15.  One gas sterilizer or equivalent

              A STERIS GAS STERILIZER OR A HIGH LEVEL GLUTERALDAHYDE DISINFECTANT WOULD BE USED FOR DISINFECTING OF ENDOSCOPES.

         16. Anesthesia equipment including but not limited to a. two anesthesia machines

              b.   rebreathing circuits

                   ONE ANESTHESIA MACHINE IS ALL THERE IS ROOM FOR IN THE OPERATING ROOM TRUCK.

                   ANESTHESIA CIRCUITS WOULD B E PROVIDED.

         17.  Dynamap BP machine

              FIVE DYNAMAP BP MACHINES WOULD BE PROVIDED. ONE IN THE OPERATING ROOM, TWO IN THE RECOVERY ROOM AND ONE IN THE PRE-OP AREA. A SPARE BP MACHINE WOULD BE AVAILABLE IN CASE ONE MALFUNCTIONED.

         18.  Cardiac monitor for each operating room and for each recovery AREA

              CARDIAC MONITORS WOULD BE PROVIDED FOR THE OPERATING ROOM, TWO FOR THE RECOVERY ROOM AND ONE FOR THE PRE-OP AREA.

         19.  Minimum of five (5) IV stands or tracks

              FIVE IV STANDS WOULD BE PROVIDED.

         20.  Arterial pump (s)

              AN ARTERIAL PUMP COULD BE PROVIDED.

         21.  IV pumps)

              AN IV PUMP COULD BE PROVIDED.

         22.  Stairs on both sides of the trailer

              STAIRS ON BOTH SIDES OF THE TRAILER WOULD BE PROVIDED.

         23.  Wheel chair lift

              A WHEEL CHAIR LIFT WILL BE PROVIDED.

         24. Surgical Equipment, instruments, supplies, including specialty equipment and supplies and instrumentation as follows:
              a. General major & minor surgical instrument & linen pack setups (both rooms)
              b. Major & minor plastic surgery instrument & linen pack setups (both rooms)
              c. Major & minor orthopedic surgery instrument & linen pack setup (one room)
              d.   Major GYN surgery instrument & linen pack setup (one room)
              e.   Major ENT surgery instrument & linen pack setups (both rooms)
              f.   Major ENT surgery instrument & linen setup (one room)
              g.   Major dental surgery instrument & linen pack setup (one room)
              h. Minor prosthetics setup (will discuss further upon award) AMSSI WOULD PROVIDE THE FOLLOWING:
                   a.   ONE GENERAL MAJOR SURGICAL INSTRUMENT TRAY
                   b.   TWO MINOR SURGICAL INSTRUMENT TRAYS
                   c.   ONE MAJOR AND TWO MINOR PLASTIC INSTRUMENT TRAYS
                   d.   ONE MAJOR GYN INSTRUMENT TRAY
                   e.   ONE MINOR ENT INSTRUMENT TRAY
                   f.   ONE MAJOR INSTRUMENT TRAY
                   g.   ONE MAJOR DENTAL INSTRUMENT TRAY
                   h.   WILL ADD MINOR PROSTHETICS SETUP WHEN NEEDED
                   AMSSI WOULD PROVIDE ALL SETUP PACKS INCLUDING DISPOSABLE LINEN FOR STERILE PROCEDURES.

         25.  Dictating equipment

              DICTATING EQUIPMENT WOULD BE PROVIDED.

         26.  Policies and procedures including:
              a.   Risk Management
              b.   Quality management
              c.   Infection control
              d.   Safety
              e.   Sterilization
              f.   Quality control testing logs
              g.   Material Safety Data Sheets
              h.   Emergency Care
              i.   Disaster procedures
                   AMSSI has included, with this proposal, a copy of the requested policies and procedures.

         27. Laboratory facilities for on-site CBC's, cross matching, UA cultures, utilizing dipstick technology, and blood storage facilities. The laboratory and it's personnel shall follow and adhere to guidelines as specified by CLIA act of 1967 and Amendments of 1988. Laboratory personnel shall be provided by the vendor.
              AMSSI has a CLIA License which enables us to perform those tests specified by the license. AMSSI would contract with the DOC laboratory or an outside laboratory to provide needed laboratory services not covered under the CLIA License.

         28. Emergency Equipment and drugs for the following (Please note medications will be provided through the Department's Central Pharmacy). DOC Drug Formulary will be available upon award:
              a.   Cardiac arrest
              b.   Respiratory Arrest
              c.   Seizures
              d.   Malignant hypothermia
              AMSSI will provide a code cart with all life saving emergency equipment and drugs. The Registered Nurses would be required to be ACLS certified and yearly Malignant Hypothermia in-services would be mandatory.

B. The Vendor will provide a trailer with a space requirement not greater than 53 feet long and 30 feet wide. The Vendor shall provide documentation of licensure and certification that trailer(s) provided are authorized to conduct surgery.
         AMSSI will provide said requirements.

C. The vendor will provide 208 three phase 200 amp service along with a five in one connector at the trailer end. The trailer must be grounded by a 5/8 inch grounding rod and cable. Grounding padding for trailer and any other grounding material outlined shall be provided by the vendor. A back up generator must be provided by the vendor in cases of power outages, power surges, severe weather, etc. The back up generator will service lighting and equipment needed in the Operating rooms, recovery area and blood storage area.
         1. AMSSI will provide 208 three phase 200 amp service along with a five in one connector at the trailer end. The trailer will be grounded by a 5/8 inch grounding rod and cable.
         2. The Grounding pad for the trailer and other grounding material will be provided by AMSSI.
         3. A BACK UP GENERATOR COULD BE PROVIDED BY AMSSI TO SERVICE THE WHOLE MOBILE OPERATING ROOM TRUCK. IT IS MY UNDERSTANDING THE CPH FACILITY'S GENERATOR WILL SUPPLY THE MSU. THE MSU WOULD HAVE AN UPS (UNINTERRUPTED POWER SOURCE) SYSTEM ON BOARD TO KEEP LIFE SAVING EQUIPMENT FUNCTIONING IN CASE OF A POWER FAILURE.
              Attached is a site plan.

D. The vendor will furnish a standard water hose connection for water supply with an adequate filtering and/or purification system.
         AMSSI will provide a water hose and a water softener for the mobile operating room truck.

E. The trailer must be equipped with a minimum of a 100 gallon gray water tank and a 100 gallon black water tank and a standard three inch hose connection for drainage.
         AMSSI would supply these requirements.

F. Repairs, resulting from damage or injury to the tractor and trailer or its contents, are the responsibility of the vendor. The vendor must maintain preventive maintenance logs. DOC reserves the right to review said logs as deemed necessary.
         AMSSI would comply to said requirements.

G. The vendor's trailer must be wired to accommodate a telephone system. AMSSI will provide a telephone system.

H. The vendor will provide, at all visits 7 a.m. to 5 p.m. to DOC prison facilities, the following personnel licensed and/or certified to practice in the State of North Carolina:
         1.   Minimum of two nurses to serve as recovery room and OR circulators
         2.   One medical clerk
         3.   One orderly
         4.   One Certified Operating Room Technician (CORT)
         5. One anesthesiologist and/or nurse anesthesiologist with supervision of an anesthesiologist.
         6.   One Laboratory technician
              1. AMSSI will provide service to DOC prison facilities from 7 a.m. to 5 p.m.
              2. AMSSI would provide three nurses to serve as PRE-OP NURSE, OR circulator, and recovery room nurse

              3. A third nurse would be more versatile than a medical clerk, she/he would assume the duties of a medical clerk
              4.   One orderly would be provided
              5. One anesthesiologist and/or a nurse anesthetist would be provided.
              6. By utilizing the CLIA Waiver, the nurses on the mobile operating room truck can draw blood for specific tests as listed in section A. # 27. Contracts could be obtained from full service laboratories to accommodate all other tests that would be ordered.

I. The vendor will provide a Class A-CDL driver to move the operating room truck from location to location. The vendor's driver must adhere to all Federal and State DOT regulations regarding drug testing and license renewal. The vendor will be held responsible for any fines and/or fees incurred by it's driver for failure to adhere to these guidelines.
              AMSSI will adhere to these guidelines.

J. The vendor shall provide staff to fasten sections of trailer together. Assembly shall be completed within four (4) hours to make truck operational at designated DOC location at no additional cost to the Department.
              AMSSI will adhere to these requests.

K. Upon award of this contract, the vendor shall provide to the Department, within 15 days of beginning services, proof of licensure, certification and experience of all personnel (including driver) and must maintain licensure expiration files. Failure to comply with this component will be cause for contract termination for cause.
              AMSSI will adhere to these requests.

L. Vendor shall not employ persons with a history of criminal convictions of felonies, to work under this contract, without receiving written approval from the Department, stating its approval to said persons.
              AMSSI will adhere to these requests.

M. The vendor must conduct criminal background checks on all employees working under this contract and submit evidence to the Department with 10 days of commencing services, upon award of this contract.
              AMSSI will comply with these requests.

N. The vendor will immediately remove any employee who is deemed by the Department behaving in a manner that is either detrimental to the patient or to the Staff. This will include but not be limited to; offensive language, harassment, threats, use of drugs or alcohol.
              AMSSI will comply with these requests.

O. The vendor will adhere to all rules, regulations and requests of DOC custody and medical services personnel The Department will provide a copy of its policy and procedures to the awarded contractor.

              AMSSI will adhere to all rules, regulations and requests of DOC custody and medical services personnel. The staff will be in-serviced on the DOC's policiesand procedures

P. The vendor shall include as part of their proposal, their current TQM activities and how these activities will interface with the DOC"s.
              AMSSI's TQM activities are as follows:
              A quality indicator form is placed in every patient chart.
              The nurses, technicians, and orderlies are responsible for reporting anything out of the normal.
              If an incident involves a patient, patient's lab or x-rays, a Department of Corrections QA/QI form or Incident Report is filled out and given to the Department of Correction's Risk Manager. These forms are reviewed at the end of every working day.
              If there is a serious issue, it is investigated that day and a resolution to the problem would be put into action.
              If the issue is something to be monitored, it is reported in the monthly QA report.
              Quarterly the reports are reviewed for trends.
              This information is reviewed at the Quarterly QA/QI Committee Meeting
              The QA/QI report is reviewed at the Medical Advisory
              Committee Meeting.
              Our MAC meetings consists of surgeons, medical director, surgical coordinator and representatives from the correctional facility. The report generated from the MAC meeting is presented to the Board of Directors by the President of Operations/Administrator.

Q. Upon award, the vendor shall contact the Department's current providers of the following services and submit a written plan for interfacing with these providers, to DOC, within 10 days of commencing work: radiology, imaging, laboratory, infusion therapy and pharmacy services. DOC reserves the right to approve or reject the interfacing ability written plan.
              AMSSI wants to work with the North Carolina Department of Corrections in every way possible. We have worked with the Florida Department of Corrections closely to create a very professional collaboration.

R. The vendor shall provide monthly reports of total volume facility utilization by ICD9-CM as well as CPT code. The vendor shall also provide monthly reports of anesthesia and a monthly report of charges to DOC for services. All reports are due on the 15' of the month following the month being reposed. These reports will be forwarded to DOC's Assistant0 Director of Health Services or his designee, located at 831 W. Morgan Street, Raleigh, NC 27603.
              AMSSI WILL PROVIDE ALL OF THE REQUESTED REPORTS. ALSO, AMSSI CAN PROVIDE A MONTHLY RECOVERY ROOM LOG.

S. In cases where an incident, involving DOC inmate and/or staff member, has occurred, DOC incident reports must be completed by the vendor's personnel, prior to the vendor's staff leaving, at the close of the shift on which the incident occurred.
              AMSSI WILL COMPLY WITH REQUESTED INCIDENT REPORTING.

T. The vendor may not experience more than two consecutive days and/or three or more non consecutive days down time [this includes equipment (unless otherwise specified herein), supplies, etc. and/or personnel] in a thirty day period of scheduled operating days. Should downtime exceed the time stipulated herein, the vendor will forfeit payment for said month for all services and reimburse DOC for any services provided at an alternate location including custody and travel costs. At the option of the vendor, a second trailer of the same caliber as the regularly scheduled trailer, along with personnel, may be provided to DOC during this down time, at no additional cost to DOC.
              AMSSIIS WILLING TO FORFEIT PAYMENT FOR THE DAYS THE MOBILE OPERATING ROOM TRUCK CAN NOT PROVIDE SERVICE AFTER DOWNTIME OF TWO CONSECUTIVE DAYS, AND REIMBURSE DOC FOR ANY SERVICES PROVIDED AT AN ALTERNATE LOCATION INCLUDING CUSTODY AND TRAVEL COSTS.

U. Down time for on-board laboratory equipment and portable x-ray equipment must meet DOC standards for mobile x-ray and laboratory services (see Attachment #3). Should down time exceed those standards, the vendor will be held responsible for providing those services, at no additional cost to DOC.
              AMSSI WILL PROVIDE CONTRACTS NEEDED FOR SERVICES OTHER THAN WHAT CAN BE PROVIDED UNDER THE CLIA WAIVER FOR LAB TESTS.
              AMSSI WILL ALSO PROVIDE A C-ARM FOR X-RAYS NEEDED DURING SURGERY. IF OTHER X-RAY SERVICES ARE NEEDED A CONTRACT WOULD BE PROVIDED FOR THAT SERVICE.

V. The following is the schedule for utilization of the operating room truck:
         1. Central Prison, Monday through Wednesday, weekly, 7a.m.to Sp.m. AMSSI CAN MEET THIS SCHEDULE. AMSSI WOULD PREFER TO WORK OUT A SCHEDULE WITH THE NC DOC SO THAT THE DOC COULD UTILIZE THE SERVICE PROVIDED BY AMSSI THREE WEEKS OUT OF THE MONTH, MON. THROUGH FRI. AMSSI THEN COULD SERVICE SURROUNDING AREAS THE FOURTH WEEK OF THE MONTH.

W. The vendor may not schedule surgery on a DOC holiday (Attachment #2),however, the vendor will add an additional work-day during the week of the holiday if volume necessitates such scheduling.
              AMSSI will adhere to the DOC's holiday schedule and adjust the schedule if needed.

X. The vendor shall utilize DOC contracting facilities and transportation contractors when emergencies necessitate moving a patient from the Operating Room to an intensive care unit. Upon award of this contract, the awarded vendor shall provide written agreement to use DOC facilities and contractors.
              AMS SI agrees to use the same DOC facilities and transportation contractors when emergencies necessitate. AMSSI will provide written agreements.

Y. The vendor is required to carry malpractice insurance, general liability insurance, property damage insurance and automobile insurance for its employees, as stipulated herein.
              AMSSI agrees to meet all insurance requirements.

Z. The level of surgery to be performed on the vendor's truck is as follows: General major surgery up to major vascular procedures. Transplants, major thoracic procedures, bypasses etc., will not be performed under any circumstances.
              AMSSI has had a year and a half of experience performing surgical procedures on a mobile operating room truck. Anesthesia guidelines should have a large bearing on the type of surgery and type of patient that should receive services on the mobile operating room truck.

AA. The vendor's truck will be leased to DOC over a five year period of time. One year with an option to renew an additional four years in one year increments.
              AMSSI understands lease.

BB. The attached Alcohol and Drug Free Workplace Policy must be reviewed and the signature page must be returned with the Vendor's response to this solicitation (see Attachment #1).
              AMSSI will comply.

CC.      Please check the appropriate boxes:

         1. Are members of vendor's personnel retired State of North Carolina employees?

              Yes                           No  X
                                               ---

         2. Are members of the vendor's personnel currently full time State of North Carolina employees?

              Yes                           No  X
                                               ---

DD. Initial transport fees of the truck from vendor's location to DOC's location and transport fees for removal of trailer at the end of contract term will be the responsibility of the Vendor. These fees will include but not limited to; Driver's salary, Interstate/intrastate transportation fees, Weight fee/fines, permits, etc.
              AMSSI will adhere to these stipulations.

EE. The vendor shall include in their proposal a preliminary plan for transferring emergently ill patients to the local DOC identified hospital.
              AMSSI will obtain transfer agreements from the DOC identified hospitals and a transfer agreement will be obtained with the DOC's Ambulance Co. of choice.

FF. The vendor will not charge STAT fees for services provided on board the Vendor's truck (i.e. laboratory services, x-ray services etc.).
              AMSSI agrees not to charge the NC DOC STAT fees.

                                [GRAPHIC OMITTED]

                     North Carolina Department of Correction

A.       Division of Departmental Purchasing & Services

             2020 Yonkers Road - 4227 MSC - Raleigh, NC 27699-4227

          Phone: (919) 716-3250 0 Fax: (919) 716-3983 or 019) 716-3984

James B. Hunt Jr., Governor
                             Larry A. Rhodes, Director
                                                        Theodis Beck, Secretary


AUGUST 6,1999

Ms. Sandy Thompson
AMSSI
1405 South Orange Avenue
Orlando FL 32806

RE: OPERATIONAL START DATE

Dear Ms. Thompson:

The Department has awarded mobile operating room services your to organization. The operational start date is tentatively scheduled to begin on or about October 15,1999. The purchase order has been issued for the base period October 15,1999throughJune 30,2000.

Various implementation meetings will occur during the months of August 1999 through October 1999. This is a new venture for the Department and we look forward to working with your organization.

Thank you in advance for your implementation with the above referenced venture. Should you require additional information, please feel free to contact me at 919-716-3273.

Sincerely,


/s/ Sidra Owens
-----------------------------
Sidra Owens, Purchasing Agent
Departmental Purchasing & Services



                An Equal Opportunity/Affirmative Action Employer

                                 AMERICAN MOBILE
                             SURGICAL SERVICES, INC.

1.       COST PROPOSAL



                            For Mobile Operating Room
                                      Truck

IFB # 42000283

SECTION V.    COST PROPOSAL:

         THE RESPONDING VENDORS MUST INCLUDE PRICING FOR THE BELOW ITEMS. THE PRICES SUBMITTED BELOW WILL BE ACCEPTED AS THE VENDOR'S BEST AND FINAL OFFER. PRICING MUST BE IN A SEPARATE SEALED ENVELOPE.

A. Comprehensive Monthly Human Resources flat rate based on 3 0 hours per week scheduled for the following personnel:

         1.   Two Registered Nurses (R.N.)60 hours =                   $2160.00
         2.   One Certified Nursing Assistant (C.N.A.)30 hours=        $240.00
         3.   One Certified Operation Room Technician (CORT)30 hours = $420

B. Procedures priced on performance in the Mobile Operating Room at 235 % X'S MEDICARE RATE. Included in the rate is total cost of mobilizing de-mobilizing (once a week) and operation of Operating Room and equipment. Submission of CPT Code, base estimates on (number) of surgical procedures performed annually.

         1)   Up to 700 procedures per year            125 % X Medicare Rate.

         2)   700 to 1000 procedures per year          110% X Medicare Rate.

         3) Should the scheduling requirements change to not operate on consecutive days, the vendors submits the following charges for the mobilization and demobilization of the truck:

    Setup and breakdown             $400.00

Optional Pricing Components

         1)   Tele-medicine capabilities wired    $1,500.00 per month

         2)   Tele-medicine capabilities          $2,500.00 per month

         GYN surgical setup and linens            $3,500.00 per setup month
                                                (based on 10 cases per month)



LOW OFFER WILL BE DETERMINED AS FOLLOWS:

         120 hours times item A + item B(1) +B(2) times 50,000.00 + 4 times item C = Monthly Total

OUR BID 120 X $58.00 = $6,960.00 + 125% +110% X 50,000 = $117,500 + 4 X $400 =
$1,600 FOR A FINAL BID OF $126,060.00 PER MONTH

12 months times Monthly Total = Annual Estimated Total Expenditure

12 x $126,060.00 = $1,512,720.00 PER YEAR

PLEASE NOTE: ON OR BEFORE THE END OF THE CONTRACT TERM, THE DEPARTMENT RESERVES THE RIGHT TO BUY THE MOBILE OPERATING TRUCK.

TOTAL PRICE OF EQUIPPED MOBILE OR AT BEGINNING OF LEASE PERIOD = $2,000,000.00

BUYOUT YEAR ONE                             $1,600,000.00
BUYOUT YEAR TWO                             $1,340,000.00
BUYOUT YEAR THREE                           $1,100,000.00
BUYOUT YEAR FOUR                            $ 780,000.00
BUYOUT YEAR FIVE                            $ 500,000.00



SECTION VIII: TERMS AND CONDITIONS:

         N. Insurance Requirements: The Contractor shall, ants sole cost and expense, procure and maintain in full force and effect during the term of the contract the following:

         1. Worker's Compensation Insurance covering all of the Contractor's employees who are engaged in any work under the contract. The
              coverage should be the statutory limits.             WILL COMPLY

         2. Public Liability in the amount of $5,000,000.00 and Property Damage Insurance in the amount of $1,000,000.00 (construed as including the Contractor's Protective Insurance) and shall protect the Contractor and any Subcontractor performing work covered on the contract for claim for property damage or bodily injury including death, as well as from claims for personal damages, which may arise from operations under the contract, whether such operations be by the Contractor or any Subcontractor or by anyone
              directly or indirectly employed by either of them.   WILL COMPLY

         3. Malpractice Insurance in the amount of $1,000,000.00 per incident and $3,000,000.00 in aggregate and it shall protect the Contractor and any Subcontractor for claims of personal damages performing work cover on the contract, which may arise from operations under the contract, whether such operations be by the Contractor or any Subcontractor or by anyone directly or indirectly employed by
              either of them.                                      WILL COMPLY

         4. Automobile bodily injury and motor vehicle liability when the service to be performed requires the use of motor vehicles.
                                                                   WILL COMPLY

              Contractor shall furnish to the Department of Correction certificates and ACCORD pages evidencing this insurance coverage prior to commencing work and the issuance of a Purchase Order. All certificates of insurance shall provide that the insurance company will give the Department of Correction thirty (3 0) days written notice prior to cancellation or any change in the stated coverage
              of any insurance.                                    Will Comply

              Vendor's insurance carrier shall provide the Department of Correction with a waiver of subrogation for all policies.
                                                                   Will Comply


CPT CODE                    PROCEDURE DESCRIPTION                                          FAC.FEE
--------                    ---------------------                                          -------

 10060     Incision & drainage - simple                                                   $1,500.00
 10061     Incision & drainage - complicated or multiple                                  $1,500.00
 10080     I&D pilonoidal Simple                                                          $1,750.00
 10081     I&D pilonoidal complicated                                                     $1,750.00
 10120     Removal of foreign body - simple                                               $1,500.00
 10121     Removal of foreign body - complicated                                          $1,750.00
 10140     I & D of hematoma - simple                                                     $1,750.00
 11040     Debridement - partial thickness                                                $1,750.00
 11041     Skin - full thickness                                                          $1,750.00
 11042     Skin & subcutaneous tissue                                                     $1,750.00
 11049     Skin & subcutaneous tissue & muscle                                            $1,750.00
 11044     Skin & subcutaneous tissue - muscle & bone                                     $1,750.00
 11100     Biopsy of skin - 1 lesion                                                      $1,620.00
 11200     Excision - multiple skin tags - any area up to 15 lesions                      $1,500.00
 11400     Excision benign lesions - tunk/arm/leg 0.5cm or less                           $1,620.00
 11401     Excision benign lesions - tunk/arm/leg 0.6cm-1.0cm                             $1,620.00
 11402     Excision benign lesions - tunk/arm/leg 1.1-2.0cm                               $1,620.00
 11403     Excision benign lesions - tunk/arm/leg 2.1 - 3.0cm                             $1,620.00
 11404     Excision benign lesions - tunk/arm/leg 3.1 - 4.0cm                             $1,620.00
 11406     Excision benign lesions - tunk/arm/leg over 4.0cm                              $2,000.00
 11420     Excision benign lesion - scalp/neck/h&/feet/genetilia 0.5cm or less            $1,620.00
 11421     Excision benign lesion - scalp/neck/h&/feet/genetilia 0.6 - 1.0cm              $1,620.00
 11422     Excision benign lesion - scalp/neck/h&/feet/genetilia 1.1 - 2.0cm              $1,620.00
 11423     Excision benigh lesion - scalp/neck/h&/feet/genetilia 2.1 - 3.0cm              $1,620.00
 11424     Excision benigh lesion - scalp/neck/h&/feet/genetilia 3.1 - 4.0cm              $1,620.00
 11426     Excision benigh lesion - scalp/neck/h&/feet/genetilia over 4.0cm               $2,000.00
 11440     Excision benign lesion - face/ears/lids/nose/lips 0.5cm or less                $1,620.00
 11441     Excision benign lesion - face/ears/lids/nose/lips 0.6 - 1.0cm                  $1,620.00
 11442     Excision benign lesion - face/ears/lids/nose/lips/tongue  1.1 - 2.0cm          $1,620.00
 11443     Excision benign lesion - face/ears/lids/nose/lips 2.1 - 3.0cm                  $1,620.00
 11444     Excision benign lesion - face/ears/lids/nose/lips 3.1 - 4.0cm                  $1,620.00
 11445     Excision benign lesion - face/ears/lids/nose/lips over 4.0cm                   $2,000.00
 11450     Excision skin & subcutaneous tissue for hidranitis, axillary, 1.0 suture       $1,620.00
 11451     Excision skin & subcutaneous tissue for hidranitis, axillary, other closure    $1,620.00
 11462     Excision skin & subcutaneous tissue for hidranitis inguinal 1.0 suture         $1,620.00
 11463     Excision skin & subcutaneous tissue for hidranitis inguinal, other closure     $1,620.00
 11470     Excision skin & subcutaneous tissue for hidranitis perianal, perineal,
             or umbilical, 1.0 suture                                                     $1,620.00
 11471     Excision skin & subcutaneous tissue for hidranitis perianal, perineal,
             or umbilical, other closure                                                  $1,620.00
 11600     Excision malignant lesion, trunk/arm/leg 0.5cm or less                         $1,620.00
 11601     Excision malignant lesion, trunk/arm/leg 0.6 - 1.0cm                           $1,620.00
 11602     Excision malignant lesion, trunk/arm/leg 1.1 - 2.0cm                           $1,620.00
 11603     Excision malignant lesion, trunk/arm/leg 2.1 - 3.0cm                           $1,620.00
 11064     Excision malignant lesion, trunk/arm/leg 3.1 - 4.0cm                           $1,620.00
 11606     Excision malignant lesion, trunk/arm/leg over 4.0cm                            $2,000.00
 11620     Excision malignant lesion, scalp/neck/hand/feet/genitalia 0.5cm or less        $1,620.00
 11621     Excision malignant lesion, scalp/neck/hand/feet/genitalia 0.6 - 1.0cm          $1,620.00
 11622     Excision malignant lesion, scalp/neck/hand/feet/genitalia 1.1 - 2.0cm          $1,620.00
 11623     Excision malignant lesion, scalp/neck/hand/feet/genitalia 2.1 - 3.0cm          $1,620.00
 11624     Excision malignant lesion, scalp/neck/hand/feet/genitalia 3.1 - 4.0cm          $1,620.00
 11626     Excision malignant lesion, scalp/neck/hand/feet/genitalia over 4.0cm           $2,000.00



CPT CODE                    PROCEDURE DESCRIPTION                                          FAC.FEE
--------                    ---------------------                                          -------

 11640     Excision malignant lesion, face/ears/lids/nose/lips 0.5cm or less              $1,620.00
 11641     Excision malignant lesion, face/ears/lids/nose/lips 0.6 - 1.0cm                $1,620.00
 11642     Excision malignant lesion, face/ears/lids/nose/lips 1.1 - 2.0cm                $1,620.00
 11643     Excision malignant lesion, face/ears/lids/nose/lips 2.1 - 3.0cm                $1,620.00
 11644     Excision malignant lesion, face/ears/lids/nose/lips 3.1 - 4.0cm                $1,620.00
 11646     Excision malignant lesion, face/ears/lids/nose/lips over 4.0cm                 $2,000.00
 11730     Avulsion of nail plate, partial or complete, simple, single                    $1,500.00
 11740     Evacuation of subungual hematoma                                               $1,500.00
 11750     Excision of nail and nail matrix                                               $1,500.00
 11770     Pilonoidal cyst excision - simple                                              $1,750.00
 11771     Pilonoidal cyst excision - extensive                                           $1,750.00
 11772     Pilonoidal cyst excision - complicated                                         $1,750.00
 11960     Insertion of tissue expanders                                                  $1,620.00
 12001     Simple repair wound, scalp/neck/trunk/hand/feet 2.5cm or less                  $1,620.00
 12002     Simple repair wound, scalp/neck/trunk/hand/feet 2.6 - 7.5cm                    $2,000.00
 12004     Simple repair wound, scalp/neck/trunk/hand/feet 7.6 - 12.5cm                   $2,000.00
 12005     Simple repair wound, scalp/neck/trunk/hand/feet 12.6 - 20.0cm                  $2,000.00
 12006     Simple repair wound, scalp/neck/trunk/hand/feet 20.1 - 30.0cm                  $2,000.00
 12007     Simple repair wound, scalp/neck/trunk/hand/feet over 30cm                      $2,000.00
 12011     Simple repair wound, face/ears/lids/nose/lips 2.5cm or less                    $1,620.00
 12013     Simple repair wound, face/ears/lids/nose/lips 2.6 - 5.0cm                      $1,620.00
 12014     Simple repair wound, face/ears/lids/nose/lips 5.1 - 7.5cm                      $2,000.00
 12015     Simple repair wound, face/ears/lids/nose/lips 7.6 - 12.5cm                     $2,000.00
 12016     Simple repair wound, face/ears/lids/nose/lips 12.6 - 20.0cm                    $2,000.00
 12017     Simple repair wound, face/ears/lids/nose/lips 20.1 - 30.0cm                    $2,000.00
 12018     Simple repair wound, face/ears/lids/nose/lips over 30cm                        $2,000.00
 12031     Layer closure wound, scalp/axillae/trunk 2.5cm or less                         $1,620.00
 12032     Layer closure wound, scalp/axillae/trunk  2.6 - 7.5cm                          $1,620.00
 12034     Layer closure wound, scalp/axillae/trunk  7.6 - 12.5cm                         $2,000.00
 12035     Layer closure wound, scalp/axillae/trunk 12.6 - 20.0cm                         $2,000.00
 12036     Layer closure wound, scalp/axillae/trunk 20.1 - 30.0cm                         $2,000.00
 12037     Layer closure wound, scalp/axillae/trunk over 30cm                             $2,000.00
 12041     Layer closure wound, neck/hand/feet/genetilia 2.5cm or less                    $1,620.00
 12042     Layer closure wound, neck/hand/feet/genetilia 2.6 - 7.5cm                      $1,620.00
 12044     Layer closure wound, neck/hand/feet/genetilia 7.6 - 12.5cm                     $2,000.00
 12045     Layer closure wound, neck/hand/feet/genetilia 12.6 - 20.0cm                    $2,000.00
 12046     Layer closure wound, neck/hand/feet/genetilia 20.1 - 30.0cm                    $2,000.00
 12047     Layer closure wound, neck/hand/feet/genetilia over 30cm                        $2,000.00
 12051     Layer closure wound, face/ears/lids/nose/lips 2.5cm or less                    $1,620.00
 12052     Layer closure wound, face/ears/lids/nose/lips 2.6 - 5.0cm                      $1,620.00
 12053     Layer closure wound, face/ears/lids/nose/lips 5.1 - 7.5cm                      $2,000.00
 12054     Layer closure wound, face/ears/lids/nose/lips 7.6 - 12.5cm                     $2,000.00
 12055     Layer closure wound, face/ears/lids/nose/lips 12.6 - 20.0cm                    $2,000.00
 12056     Layer closure wound, face/ears/lids/nose/lips 20.1 - 30.0cm                    $2,000.00
 12057     Layer closure wound, face/ears/lids/nose/lips over 30                          $2,000.00
 13100     Repair, complex trunk 1.1 - 2.5 cm                                             $2,000.00
 13101     Repair, complex trunk 2.6 - 7.5 cm                                             $2,000.00
 13120     Repair, complex sclap/arms/legs 1.1 - 2.5cm                                    $2,000.00
 13121     Repair, complex sclap/arms/legs 2.6 - 7.5cm                                    $2,000.00
 13131     Repair, complex face/genetelia/hands/feet 1.1 - 2.5cm                          $2,000.00
 13132     Repair, complex face/genetelia/hands/feet 2.6 - 7.5cm                          $2,000.00
 13150     Repair, complex lids/nose/ears/lips 1.0cm or less                              $2,000.00



CPT CODE                    PROCEDURE DESCRIPTION                                          FAC.FEE
--------                    ---------------------                                          -------
 13151     Repair, complex lids/nose/ears/lips 1.1 - 2.5cm                                $2,000.00
 13152     Repair, complex lids/nose/ears/lips  2.6 - 7.5cm                               $2,000.00
 13160     Secondary closure wound, extensive                                             $2,000.00
 13300     Reapir, unusual complicated over 7.5cm any area                                $2,000.00
 14000     Adjacent tissue transfer trunk, defect 10sq cm or less                         $2,000.00
 14001     Adjacent tissue transfer trunk, defect 10.1 - 30.0 sq cm                       $2,000.00
 14020     Adjacent tissue transfer scalp/arms/legs 10sq cm or less                       $2,000.00
 14021     Adjacent tissue transfer scalp/arms/legs 10.0 - 30.0 sq cm                     $2,000.00
 14040     Adjacent tissue transfer, face/genetilia/hands/feet 10sq cm or less            $2,000.00
 14041     Adjacent tissue transfer, face/genetilia/hands/feet 10.1 - 30.0 sq cm          $2,000.00
 14060     Adjacent tissue transfer, lids/nose/ears/lips 10.0 sq cm or less               $2,000.00
 14061     Adjacent tissue transfer, lids/nose/ears/lips 10.1 - 30.0 sq cm                $2,000.00
 14300     Adjacent tissue transfer or rearrangement more than 30sq cm, unusual           $2,000.00
 15000     Excision preporation or creation of recipient site by excision                 $  600.00
 15100     Splint graft, trunk/scalp/arms 100sq cm or less                                $1,800.00
 15200     Full thickness graft, trunk, 20 sq cm or less                                  $1,620.00
 15240     Full thick graft, forehead/cheeks/chin/mouth/neck/axille                       $1,620.00
 15260     Full thick graft, nose/ears/eyelids and or lips                                $1,620.00
 17110     Destruction by any method of flat warts up to 15                               $1,800.00
 19020     Mastotomy with drainage or exploration                                         $1,620.00
 20005     Incision of soft tissue abcess, deep                                           $1,800.00
 20200     Muscle biopsy superficial                                                      $1,750.00
 20220     Biopsy bone tocar or needle                                                    $1,750.00
 20240     Biopsy, excisional, superficial (Illium, sternum)                              $1,750.00
 20525     Removal of foreign body in muscle - deep                                       $1,750.00
 20600     Arthrocentesis: small joint (fingers, toes)                                    $1,000.00
 20605     Arthrocentesis: intermediate joint (wrist,elbow or ankle)                      $1,000.00
 20610     Arthrocentesis: major joint or burse (shoulder, hip, knee)                     $1,000.00
 20670     Hardware removal                                                               $1,800.00
 20680     Hardware removal - deep                                                        $1,800.00
 20690     Application of a uniplane (pin or wire in one plane) unilateral                $1,800.00
 20692     Application of multi plane (pin or wire in more than 1 plane)                  $1,800.00
 21010     Arthrotomy - temporomandibular joint                                           $1,800.00
 21040     Excision of benign mandible cyst/tumor                                         $1,800.00
 21044     Excision of malignant tumor of mandible                                        $1,800.00
 21110     Removal, arch bars                                                             $1,800.00
 21235     Graft - ear cartilage to nose, ear                                             $2,000.00
 21310     Treatent - nasal fracture                                                      $2,000.00
 21315     Manipulative treatment - nasal bone fracture wo stabalization                  $2,000.00
 21320     Manipulative treatment nasal bone fracture                                     $1,800.00
 21325     Open treatment of nasal fracture - uncomplicated                               $2,000.00
 21337     Treatment of closed nasal septal fracture                                      $1,800.00
 21366     Open treatment of open/closed or major area                                    $2,000.00
 21390     Open treatment of orbital floor, periorbital approach with implant             $2,000.00
 21395     Open treatment of orbital floor, periorbital approach with graft               $2,000.00
 21556     Excision tumor - deep subcutaneous                                             $2,000.00
 23101     Arthrotomy for biopsy or excision of torn cartilage                            $2,000.00
 23120     Claviculectomy, partial (mumford procedure) with shoulder arthroscopy          $2,700.00
 23130     Acromioplasty, partial with shoulder arthroscopy                               $3,000.00
 23140     Excsion of bone cyst or benign tumor of clavical or scapula                    $1,720.00
 23350     Injection of shoulder arthrography                                             $1,000.00
 23415     Coracoacrominal ligament release with or without acromioplasty, rotator cuff   $3,470.00



CPT CODE                    PROCEDURE DESCRIPTION                                          FAC.FEE
--------                    ---------------------                                          -------

 23455     Bankart type operation with or without stapling                                $3,470.00
 23550     Open treatment of cromioclavicular dislocation                                 $2,500.00
 23700     Manipulation under anesthisia; shoulder                                        $1,200.00
 23740     Excsion prepattellar bursa                                                     $1,800.00
 23745     Excsion baker cyst                                                             $1,800.00
 24000     Arthrotomy - elbow with joint exploration                                      $1,850.00
 24106     Excision olecranon bursa                                                       $1,850.00
 24130     Excision radial head                                                           $2,000.00
 24350     Fasciotomy (epicondylitis)                                                     $2,000.00
 24351     Fasciotomy (epicondylitis) with extensor origin detachment                     $2,000.00
 24352     Fasciotomy with annular ligament resection                                     $2,000.00
 24536     Closed fracture with percutaneous skeletal fixator                             $2,200.00  +hardware
 24585     Fasciotomy with osteotomy                                                      $1,800.00
 24665     Open treatment radial head/neck fracture                                       $2,100.00
 25000     Release deQuervain's                                                           $2,000.00
 25075     Excision tumor forearm and or wrist                                            $1,620.00
 25101     Arthrotomy wrist joint with or without biopsy                                  $1,800.00
 25111     Excision ganglion cyst                                                         $1,620.00
 25112     Excision ganglion cyst recurrent                                               $1,620.00
 25130     Excisionor curettage of bone cyst or carpal bones                              $1,620.00
 25150     Partial excision of bone ulna                                                  $1,750.00
 25210     Carpectomy; one bone                                                           $1,750.00
 25240     Excision distal ulna                                                           $1,800.00
 25270     Arthrotomy with joint exploration                                              $2,000.00
 25400     Repair of malunion or nnunion radius or ulna                                   $2,000.00
 25444     Arthroplasty with prosthesis - lunate                                          $2,000.00
 25447     Interposition arthrosplasty                                                    $2,000.00
 25560     Closed treatment radial/ulnar fracture without manipulation                    $1,500.00
 25565     Closed treatment radial/ulnar fracture with manipulation                       $1,500.00
 25600     Closed treatment distal radial fracture without manipulation                   $1,500.00
 25605     Closed treatment distal radial fracture with manipulation                      $1,500.00
 25610     Closed treatment complex distal radial fracture                                $1,500.00
 25611     Closed treatment fracture; purcutaneous pinning or pins                        $1,620.00
 25620     Open treatment of distal radial fracture                                       $2,200.00
 26040     Fasciotomy, palmar, dupuytrens contracture, closed                             $2,000.00
 26045     Facciotomy, palmar for dupuytren's                                             $1,800.00
 26055     Trigger finger release                                                         $1,620.00
 26070     Arthrotomy for injection                                                       $1,620.00
 26115     Excision tumor hand or finger - subcutaneous                                   $1,620.00
 26116     Excision  tumor hand or finger - deep                                          $1,620.00
 26121     Dupuytren's excision                                                           $2,000.00
 26125     Fascitomy,partial, excision                                                    $1,800.00
 26160     Excision of lesion of tendon sheath, capsule or ganglion                       $1,800.00
 26210     Excision or curettage of bone cyst phalanx of finger                           $1,800.00
 26230     Partial excision of bone metacarpal                                            $1,800.00
 26350     Flexor tendon or advancement without free graft                                $1,800.00
 26356     Flexor tendon repair or advancement                                            $1,800.00
 26370     Profundus tendon repair or advancement - primary                               $1,800.00
 26373     Profundus tendon repair, secondary without free graft                          $1,800.00
 26392     Removal of tube and insertion tendon graft band                                $1,800.00
 26418     Extensor tendon repair without free graft                                      $1,800.00



CPT CODE                    PROCEDURE DESCRIPTION                                          FAC.FEE
--------                    ---------------------                                          -------

 26490     Opponeplasty; sublimis tendon transfer type                                    $1,800.00
 26502     Tendon pulley reconstruction with graft                                        $1,800.00
 26531     Arthroplasty prosthetic implant                                                $1,800.00  +implant
 26540     Repair collateral ligamnet, metacarpophalangeal joint                          $1,800.00
 26541     Reconstruct collateral ligament                                                $1,800.00
 26545     Reconstruction collateral ligament including graft                             $1,800.00
 26587     Reconstruction supernumerary digit, soft tissue and bone                       $1,800.00
 26615     Open treatment of metacarpal fracture                                          $2,000.00
 26645     Closed treatment of carpometacarpal fracture with manipulation                 $1,500.00
 26685     Open treatment CMC                                                             $2,100.00
 26706     Treatment of metacarpophalangeal dislocation with percutaneous pinning         $1,620.00
 26715     Open treatment of metacarpophalangeal                                          $2,100.00
 26725     Treatment closed phalangeal shaft fracture with manipulation                   $1,500.00
 26727     Treatment unstable fracture                                                    $2,100.00
 26736     Open treatment of closed/open phalangeal fracture                              $2,100.00
 26746     Open treatment open/closed articular fracture                                  $2,100.00
 26755     Open treatment distal phalangeal fracture                                      $2,100.00
 26776     Percutaneous fixation                                                          $1,620.00
 26910     Amputation, metacarpal with finger or thumb - single                           $1,800.00
 26951     Amputation finger or thumb, primary or secondary                               $1,800.00
 26952     Amputation finger or thumb with local advancement flaps                        $1,800.00
 26989     Unlisted procedure hands or fngers                                             $1,800.00
 27327     Excision tumor, thigh or knee area                                             $2,000.00
 27372     Removal of foreign body - thigh or knee area                                   $2,100.00
 27422     Reconstruction with extensor realignment                                       $2,100.00
 27424     Reconstruction with patellectomy                                               $2,100.00
 27425     Lateral retinacular release                                                    $2,100.00
 27435     Capsulotomy, knee posterior capsular release                                   $1,800.00
 27570     Manipulation of joint                                                          $1,500.00
 27630     Excision pf lesion of tendon sheath; leg and ankle                             $1,750.00
 27650     Repair primary open or percutaneous ruptured achilles tendon                   $2,200.00
 27691     Tendon transfer tibial                                                         $2,200.00
 27695     Suture,primary                                                                 $1,620.00
 27720     Repair of nonunion or malunion tibia with out graft                            $2,100.00
 27762     Treatment of closed distal tibia fracture with manipulation                    $1,500.00
 27792     Open tratment of distal tibia fracture                                         $2,200.00
 27814     Open tratment of bimalleolar ankle fracture                                    $2,200.00
 28020     Arthrotomy with exploration                                                    $1,800.00
 28024     Arthrotomy with exploration; interphalangeal joint                             $1,800.00
 28043     Excision tumor; foot; subcutaneous                                             $1,620.00
 28060     Fasciotomy, excision of plantar fascia - partial                               $1,620.00
 28080     Excision morton's neuroma                                                      $1,620.00
 28090     Excision of lesion of tendon or capsule (cyst or ganglion) foot                $1,620.00
 28100     Excision or curettage bone cyst                                                $1,620.00
 28110     Osteotomy - partial excision                                                   $1,620.00
 28111     Osteotomy, complete excision, first metatarsal head                            $1,750.00
 28112     Other metatarsal head (2nd, 3rd or 4th)                                        $1,750.00
 28113     5th metatarsal head                                                            $1,750.00
 28114     All metatarsal heads, with partial proximal phalangectomy                      $1,750.00
 28118     Osteotomy, calcaneous                                                          $1,750.00
 28119     Osteotomy, calcaneous for spur                                                 $1,750.00



CPT CODE                    PROCEDURE DESCRIPTION                                          FAC.FEE
--------                    ---------------------                                          -------

 28124     Partial excision of bone, phalanx of toe                                       $1,750.00
 28126     Condylectomy                                                                   $1,750.00
 28150     Phalangectomy of toe                                                           $1,750.00
 28153     Resection head of phalanx, toe                                                 $1,750.00
 28193     Complicated removal of foreign body                                            $1,750.00
 28200     Repair tendon, foot without free graft                                         $1,750.00
 28230     Tenotomy, open, flexor, foot - single                                          $1,750.00
 28234     Tenotomy, open, extensor, foot or toe                                          $1,750.00
 28240     Tenotomy, lengthening or release, abductor halucis muscle                      $1,620.00
 28270     Capsulotomy for constracture, metatarsophalangeal joint                        $1,620.00
 28272     Interphalangeal joint                                                          $1,620.00
 28280     Webbing operation (create syndacylism of toes) for soft corn                   $1,620.00
 28285     Hammertoe operation                                                            $1,800.00
 28286     Hammertoe operation, 5th toe with skin closure                                 $1,800.00
 28288     Osteotomy,partial metatarsal head                                              $1,750.00
 28290     Bunionectomy                                                                   $2,135.00
 28292     Kellar, Mcbride, Mayo type procedure                                           $2,135.00
 28294     Resection of joint with tendon transplants (Joplin type procedure)             $2,135.00
 28296     Hallux Valgus correction with metatarsal osteotomy                             $2,135.00
 28298     By phalan osteotomy                                                            $2,135.00
 28299     By other methods (double osteotomy; fixation)                                  $2,135.00
 28300     Calcaneous osteotomy                                                           $1,750.00
 28308     Osteotomy other than 1st metatarsal                                            $1,750.00
 28310     Osteotomy, phalanx 1st toe                                                     $1,750.00
 28315     Sesamoidectomy 1st toe                                                         $1,750.00
 28470     Treatment closed metatersal fracture                                           $1,750.00
 28725     Subtalar arthodesis                                                            $1,750.00
 28760     Arthrodesis - great toe                                                        $1,750.00
 29815     Arthroscopy, shoulder, diagnostic                                              $2,700.00
 29819     Arthroscopy, shoulder, removal foreign body                                    $2,700.00
 29820     Arthroscopy, shoulder, partial synovectomy                                     $2,700.00
 29821     Arthroscopy, shoulder, complete synovectomy                                    $2,700.00
 29822     Arthroscopy, shoulder, limited debridement                                     $2,700.00
 29823     Arthroscopy, shoulder, extensive debridement                                   $2,700.00
 29825     Arthroscopy shoulder, adhesiolysis                                             $2,700.00
 29826     Arthroscopy, shoulder, decompression, subacrominal space, acromioplasty        $3,470.00
 29830     Arthroscopy, elbow, diagnostic                                                 $2,700.00
 29834     Arthroscopy, elbow, removal foreign body                                       $2,700.00
 29835     Arthroscopy, elbow, partial synovectomy                                        $2,700.00
 29836     Arthroscopy, elbow, complete synovectomy                                       $2,700.00
 29837     Arthroscopy, elbow, limited debridement                                        $2,700.00
 29838     Arthroscopy, elbow, extensive debridement                                      $2,700.00
 29840     Arthroscopy, wrist, diagnostic                                                 $2,700.00
 29843     Arthroscopy, wrist, for infection, lavage, drainage                            $2,700.00
 29844     Arthroscopy, wrist, partial synovectomy                                        $2,700.00
 29845     Arthroscopy, wrist, complete synovectomy                                       $2,700.00
 29847     Arthroscopy, wrist, internal fixation                                          $2,200.00
 29870     Arthroscopy - knee, diagnotic                                                  $2,170.00
 29871     Arthroscopy - knee for injection, lavage drainage                              $2,170.00
 29874     Arthroscopy - knee removal foreign body                                        $2,170.00
 29875     Arthroscopy - knee limited synovectomy                                         $2,170.00
 29876     Arthroscopy - knee major synovectomy                                           $2,170.00



CPT CODE                    PROCEDURE DESCRIPTION                                          FAC.FEE
--------                    ---------------------                                          -------

 29877     Arthroscopy - knee debridement/shaving (chondroplasty)                         $2,170.00
 29878     Arthroscopy - knee abrasion arthroplasty                                       $2,170.00
 29880     Arthroscopy - knee menisectomy (medial & lateral)                              $2,170.00
 29881     Arthroscopy - knee menisectomy (medial or lateral)                             $2,170.00
 29882     Arthroscopy - knee meniscus repair (medial or lateral)                         $2,170.00
 29883     Arthroscopy - knee meniscus repair (medial & lateral)                          $2,170.00
 29884     Arthroscopy - knee adhesiolysis                                                $2,170.00
 29885     Arthroscopy - knee grafting for osteochondritis dissecans with bone graft      $2,500.00
 29886     Arthroscopy - knee grafting for osteochondritis dissecans lesion               $2,500.00
 29887     Arthroscopy - knee grafting for osteochondritis dissecans lesion internal
             fixation                                                                     $2,500.00
 29888     Anterior cruciate ligament repair                                              $3,570.00
 29889     Posterior cruciate ligament repair                                             $3,000.00
 59894     Arthroscopy - ankle removal of foreign body                                    $2,170.00
 29895     Arthroscopy - ankle partial synovectomy                                        $2,170.00
 29897     Arthroscopy - ankle limited debridement                                        $2,170.00
 29898     Arthroscopy - ankle extensive debridement                                      $2,170.00
 30110     Excision - nasal polyp - simple                                                $1,950.00
 30115     Excision - nasal polyp - extensive                                             $1,950.00
 30117     Excision or destruction, intranasal lesion, internal approach                  $1,950.00
 30140     Submucous resection turbinate                                                  $2,100.00
 30400     Rhinoplasty, nasal tip reconstruction                                          $1,950.00
 30410     Rhinoplasty, complete                                                          $1,950.00
 30420     Rhinoplasty with septal repair                                                 $1,950.00
 30450     Rhinoplasty major revision                                                     $1,950.00
 30520     Septoplasty                                                                    $2,100.00
 30620     Reconstruction, functional internal nose                                       $2,000.00
 30630     Repair, nasal septal perforations                                              $2,000.00
 31020     Sinusotomy, maxillary (antrotomy) intranasal                                   $2,100.00
 31030     Sinusotomy, calwell-Luc                                                        $2,100.00
 31032     Sinusotomy, calwell-LUC with removal of polyps                                 $2,100.00
 31200     Ethnoidectomy                                                                  $2,000.00
 31250     Nasal endoscopy, diagnostic with or without biopsy                             $2,100.00
 31252     Nasal endoscopy, surgical with nasal polypectomy                               $2,100.00
 31255     Nasal endoscopy with ethnoidectomy                                             $2,100.00
 31260     Maxillary sinus endoscopy, diagnostic with or without biopsy                   $2,100.00
 31263     Maxillary sinus endoscopy, surgical with removal foreign body                  $2,100.00
 31267     Maxillary sinus endoscopy with removal polyps                                  $2,100.00
 31275     Sphenoid endoscopy, surgical                                                   $1,500.00
 34856     Suture major peripheral nerve inc. transposition                               $2,000.00
 35206     Repair blood vessel, upper extremity                                           $2,000.00
 35207     Repair blood vessel, habd finger                                               $1,800.00
 36000     Introduction, intracatheter vein                                               $1,750.00
 36260     Infusion pump implant                                                          $1,750.00
 36495     Insertion IV infusion pump or port                                             $1,750.00
 36497     Removal - implantable intravenous,infusion pump or port                        $1,750.00
 36830     Non autogeneous graft                                                          $1,750.00
 37720     Saphenous vein ligation                                                        $2,000.00
 37760     Ligation of perforators, subfascial, radical                                   $2,000.00
 37785     Varicose vein ligation                                                         $2,000.00
 38500     Biopsy or excision of lymp node                                                $1,800.00
 38505     Biopsy or excision of lymp node by needle                                      $1,800.00
 38510     Biopsy of deep cervical lymp node                                              $1,800.00



CPT CODE                    PROCEDURE DESCRIPTION                                          FAC.FEE
--------                    ---------------------                                          -------

 38520     Excision of nodule with scalene fat pad                                        $1,800.00
 38525     Biopsy of deep axillary lymp node                                              $1,800.00
 38740     Axillary lymphadenectomy, superficial                                          $1,800.00
 38745     Axillary lymphadenectomy                                                       $1,800.00
 69636     Tympanoplasty with antrotomy or mastoidectomy with ossicular chain
             reconstruction                                                               $2,800.00
 40500     Vermillionectomy                                                               $1,800.00
 40530     Wedge lip resection                                                            $1,800.00
 40819     Frenu;otomy                                                                    $1,620.00
 41899     Dental restoration                                                             $1,800.00
 42408     excision sublingual salicary cyst                                              $1,800.00
 42831     Asnoidectomy, primary age 12 or over                                           $1,800.00
 43999     Unlisted procedure, stomach                                                    $1,750.00
 45170     Excision of rectal tumor, transanal approach                                   $1,750.00
 45300     Proctosigmoidoscopy                                                            $1,500.00
 45330     Sigmoidoscopy                                                                  $1,500.00
 45331     Sigmoidoscopy for biopsy                                                       $1,500.00
 45333     Sigmoidoscopy for removal of polypoid lesions(s)                               $1,500.00
 45378     Colonoscopy, fiber oprtic, diagnostic                                          $1,600.00
 45380     Colonoscopy for biopsy                                                         $1,600.00
 45382     Colonoscopy for control of hemorrhage                                          $1,750.00
 45383     Colonoscopy for ablation of tumor                                              $1,750.00
 45885     Colonscopy for removalof polypoid lesion(s)                                    $1,750.00
 45905     Dilation of anal spinchter under anesthisia                                    $1,750.00
 46000     Fistulotomy subcutaneous                                                       $1,750.00
 46045     I&D submucosal abscess under anesthisia                                        $1,750.00
 46060     I&D ischiorectal or intramural abscess with fistulotomy                        $1,750.00
 46080     Sphinterotomy, anal                                                            $1,750.00
 46200     Fissurectomy                                                                   $1,750.00
 46250     Hemorrhoidectomy, external complete                                            $1,750.00
 46255     Hemorrhoidectomy, simple                                                       $1,750.00
 46257     Hemorrhoidectomy, with fissurectomy                                            $1,900.00
 46260     Hemorrhoidectomy, Complex                                                      $1,900.00
 46262     Hemorrhoidectomy with fistulectomy with or without fissurectomy                $1,900.00
 46270     Fistulectomy, subcutaneous                                                     $1,750.00
 46275     Fistulectomy                                                                   $1,750.00
 46280     Fistulectomy, complex or multiple                                              $1,800.00
 46600     Anoscopy, diagnostic                                                           $1,500.00
 46610     Recatal polypectomy                                                            $1,800.00
 46700     Adult anoplasty                                                                $1,800.00
 46924     Destruction of lesion, anus (chondyloma) extensive (anal warts)                $1,900.00
 49310     Laparoscopic cholecystectomy                                                   $4,000.00
 49311     Laparoscopic cholecystectomy without                                           $4,000.00
 49505     Inguinal hernia repair - age 5 and over                                        $2,020.00
 49515     Spermatocelectomy                                                              $1,900.00
 49520     Inguinal hernia repair - recurrent                                             $2,020.00
 49530     Inguinal hernia repair - incarcerated                                          $2,020.00
 49560     Ventral hernia repair (incisional)                                             $2,020.00
 49570     Epigastric hernia repair                                                       $2,020.00
 49581     Umbilical hernia repair age 5 and over                                         $2,020.00
 49570     Spigelian hernia repair                                                        $2,020.00
 51555     Excision tumor, soft tissue of neck or thorax                                  $1,620.00



CPT CODE                    PROCEDURE DESCRIPTION                                          FAC.FEE
--------                    ---------------------                                          -------

 52000     Cystourethroscopy                                                              $1,500.00
 52005     Cystourethroscopy with ureteropyelography                                      $1,500.00
 52007     Cystourethroscopy with brush biopsy                                            $1,500.00
 52204     Cystourethroscopy with biopsy                                                  $1,500.00
 52214     Cystourethroscopy with fulguration                                             $1,500.00
 52224     Cystourethroscopy with fulgure of minor (less than .5cm lesions)               $1,800.00
 52234     Cystourethroscopy with fulgure resect of small bladder tumor                   $1,900.00
 52235     Cystourethroscopy with fulgure resect medium bladder tumor                     $1,900.00
 52240     Cystourethroscopy with fulgure resect large bladder tumor                      $1,800.00
 52260     Cystourethroscopy with dilation of bladder for interstital cysytitis           $1,800.00
 52275     Male Cystourethroscopy                                                         $1,500.00
 52276     Cystourethroscopy with direct vision internal urethrotomy                      $1,995.00
 52281     Cystourethroscopy with calibration and or dilation                             $1,620.00
 52290     Cystourethroscopy, diagnosis with meatotomy                                    $1,620.00
 52310     Cystourethroscopy with removal foreign body - simple                           $1,620.00
 52320     Cystourethroscopy with removal of calculus                                     $1,995.00
 52332     Cysto with insertion of indwelling ureteral stent                              $1,995.00
 52335     Cystourethroscopy with utereoscopy and or pyeloscopy                           $1,995.00
 52340     Cystourethroscopy diagnosis with TURBT                                         $1,995.00
 52601     Cystourethroscopy diagnosis with TURP                                          $1,995.00
 53020     Meatotomy, cutting of meatus, except infant                                    $2,150.00
 53235     Excision urethral diverticulum, male                                           $1,620.00
 54001     Dorsal slit                                                                    $1,620.00
 54161     Circumcision, adult                                                            $1,620.00
 54300     Penile torsion (chordee)                                                       $1,750.00
 54340     Hypospadias repair                                                             $1,800.00
 54500     Biopsy of testis, needle                                                       $1,800.00
 54505     Biopsy of testis, incisional                                                   $1,750.00
 54520     Orchiectomy                                                                    $1,750.00
 54530     Orchiectomy, inguinal approach                                                 $1,850.00
 54540     Orchiopexy with or without hernia repair                                       $1,850.00
 54840     Excision of spermatocele with or without epididymectomy                        $2,020.00
 54861     Epididymectomy, bilateral                                                      $1,900.00
 55040     Hydroelectomy                                                                  $1,900.00
 55041     Hydroelectomy bilateral                                                        $1,900.00
 55110     Scrotal exploration                                                            $1,900.00
 55250     Vasectomy                                                                      $1,900.00
 55400     Vasovasectomy                                                                  $1,900.00
 55530     Excision of spermatic vein cariocele                                           $2,150.00
 55700     Biopsy, prostrate, needle or punch, single or multiple                         $1,750.00
 56000     Incision and drainage of perineal abcess                                       $1,750.00
 56200     Perinoplasty                                                                   $1,750.00
 56304     Laparoscopy with lysis adhesions                                               $3,000.00
 56305     Laparoscopy with biopsy                                                        $3,000.00
 56306     Laparoscopy with aspiration fluid                                              $3,000.00
 62270     Spinal puncture, lumbar diagnostic                                             $  800.00
 62273     Epidural blood patch                                                           $  800.00
 62275     Injection of anesthisia, lumbar/caudal epidural                                $  800.00
 62280     Injection of substance other than anesthisia, lumbar or caudal epidural        $  800.00
 63001     Microsiacectomy                                                                $3,000.00
 64402     Somatic nerve block; facial nerve                                              $  800.00
 64405     Somatic nerve block; greater occipital area                                    $  800.00



CPT CODE                    PROCEDURE DESCRIPTION                                          FAC.FEE
--------                    ---------------------                                          -------

 64408     Somatic nerve block; vagus nerve                                               $  800.00
 64410     Somatic nerve block; phrenic nerve                                             $  800.00
 64412     Somatic nerve block; epinal accessory nerve                                    $  800.00
 64413     Somatic nerve block; cervical plexus                                           $  800.00
 64415     Somatic nerve block; brachial plexus                                           $  800.00
 64417     Somatic nerve block; auxillary nerve                                           $  800.00
 64418     Somatic nerve block; suprascapular nerve                                       $  800.00
 64420     Somatic nerve block; intercostal nerve, single                                 $  800.00
 64421     Somatic nerve block; intercostal nerve, multiple                               $  800.00
 64425     Somatic nerve block; ilioinguinal, iliohypogastric nerves                      $  800.00
 64430     Somatic nerve block; pudendal nerve                                            $  800.00
 64435     Somatic nerve block; paracervical nerve                                        $  800.00
 64440     Somatic nerve block; paravertebral nerve, single                               $  800.00
 64441     Somatic nerve block; paravertebral nerve, multiple                             $  800.00
 64442     Somatic nerve block; paravertebral facet joint nerve, lumbar, single level     $  800.00
 64443     Somatic nerve block; paravertebral facet joint nerve, lumbar each additional
             level                                                                        $  800.00
 64445     Somatic nerve block; Sciatic nerve                                             $  800.00
 64450     Somatic nerve block; other peripheral nerve or branch                          $  800.00
 64505     Somatic nerve block; sphenopalatine ganglion                                   $  800.00
 64508     Somatic nerve block; carotid sinus                                             $  800.00
 64510     Somatic nerve block; stellate ganglion                                         $  800.00
 64520     Somatic nerve block; lumbar or thoracic                                        $  800.00
 64713     Neuroplasty, brachial plexus                                                   $1,620.00
 64718     Neuroplasty, ulnar nerve at elbow                                              $1,620.00
 53675     Insertion of supropubic catheter                                               $1,000.00
 64719     Neuroplasty, ulnar nerve at wrist                                              $1,620.00
 64721     Neuroplasty, median nerve at carpal tunnel                                     $1,620.00
 64722     Decompression, unspecified nerve                                               $1,620.00
 64774     Excision of neuroma; cutaneous nerve                                           $1,620.00
 64782     Excision of neuroma; hand or foot                                              $1,620.00
 64787     Implantation of nerve and into bone or muscle                                  $2,500.00
 64830     Microdissection and or micorepair of nerve                                     $2,500.00
 64831     Suture of digital nerve, hand or foot, one                                     $1,800.00
 64834     Suture of one nerve, hand or foot, common sensory nerve                        $1,800.00
 69110     Excision of external ear                                                       $1,800.00
 69140     Excision exostosis, external                                                   $1,800.00
 69205     Removal foreign body - ear (Earicular)                                         $1,620.00
 69300     Otoplasty, unilateral                                                          $2,100.00
 69399     Unlisted procedure - external ear                                              $2,000.00
 69420     Myringotomy with tubes                                                         $1,500.00
 69421     Myringotomy with tubes, general anesthisia                                     $1,500.00
 69424     Removal of tubes                                                               $1,500.00
 69433     Tympanostomy with tubes                                                        $1,500.00
 69436     Tympanostomy with tubes, general anesthisia                                    $1,500.00
 69501     Mastoidectomy, simple                                                          $3,000.00
 69620     Myringoplasty                                                                  $2,000.00
 69631     Tympanostomy without mastoidectomy                                             $3,000.00
 69632     Tympanostomy without mastoidectomy with ossicular chain reconstruction         $3,000.00
 69635     Tympanostomy w/ antrotomy or mastoidectomy without ossicular chain
             reconstruction                                                               $3,000.00
 69637     Tympanostomy w/ antrotomy or mastoidectomy with ossicular chain
             reconstruction & prosthesis                                                  $3,000.00



CPT CODE                    PROCEDURE DESCRIPTION                                          FAC.FEE
--------                    ---------------------                                          -------

 69641     Tympanostomy w/ mastoidectomy without ossicular reconstruction                 $3,000.00
 69642     Tympanostomy w/ mastoidectomy with ossicular reconstruction                    $3,000.00
 69643     Tympanostomy w/ mastoidectomy; intact wall, without ossicular chain
             reconstruction                                                               $3,000.00
 69644     Tympanostomy w/ mastoidectomy; intact wall, with ossicular chain
             reconstruction                                                               $3,000.00
 69645     Tympanostomy w/ mastoidectomy; radical complete, without ossicular chain
             reconstruction                                                               $3,000.00
 69646     Tympanostomy w/ mastoidectomy; radical complete, with ossicular chain
             reconstruction                                                               $3,000.00
 69650     Stapes mobilization                                                            $3,000.00
 69660     Stapedectomy or stapedotomy w/ reestablishment or ossicular continuity         $3,000.00
 69661     With footplate drill out                                                       $3,000.00
 69662     Revision of stapedectomy or stapedotomy                                        $2,000.00


---------------------------------------------------------------------------------------------
       STATE OF NORTH CAROLINA             INVITATION FOR BID:
      Department of Correction             --------------------------------------------------
Division of DEPARTMENTAL PURCHASING &      Bids will be publicly opened: September10,1998
           SERVICES                        --------------------------------------------------
                                           Contract Type: Agency Specific

---------------------------------------------------------------------------------------------
REFER ALL INQUIRIES TO: Sidra Owens        Description: Mobile Operating Room Truck
telephone No. (919)716-3273

---------------------------------------------------------------------------------------------
Email: sowens@doc.state.nc.us              Using Agency Name: DOC-Division of Health Services
---------------------------------------------------------------------------------------------
(See page 2for mailing instructions.)      Agency Reference No.0000001174
---------------------------------------------------------------------------------------------



NOTICE TO BIDDERS

Sealed bids, subject to the conditions made a part hereof, will be received at this office (Departmental Purchasing & Services) unti12:00 p.m. on the day of opening and then opened, for furnishing and delivering the commodity as described herein. Refer to page 2 for proper mailing instructions.

Bids submitted via facsimile (FAX) machine in response to this Request for Proposal WILL NOT be acceptable. Bids are subject to rejection unless submitted in accordance with requirements herein.

EXECUTION

In compliance with this Invitation For Bids, and subject to all the conditions herein, the undersigned offers and agrees to furnish and/or deliver any or all requested items upon which prices are bid, at the prices set within the proposal for each item within the time specified herein. By executing this bid, I certify that this bid is submitted competitively and without collusion (G.S.143-54).

Failure to execute/sign bid prior to submittal shall tender bid invalid. Late bids are not acceptable.


--------------------------------------------------------------------------------
BIDDER:                                         FEDERALID OR SOCIAL SECURITY NO.
American Mobile Surgical Services, Inc.         59-341-9967
--------------------------------------------------------------------------------
STREET ADDRESS:                                 P.O. BOX:             ZIP:
1405 South Orange Avenue                         560699              32856
--------------------------------------------------------------------------------
CITY & STATE & ZIP:                             TELEPHONE    TOLL FREE TEL. NO
Orlando,                                         NUMBER:
                                               407-849-2288      100)520-4225
--------------------------------------------------------------------------------
TYPE OR PRINT NAME & TITLE OF PERSON SIGNING:  FAX NUMBER:
San                                            407-849-6412
--------------------------------------------------------------------------------
AUTHORIZED SIGNATURE:                          DATE:                E-MAIL:
                                                                 www.amssi.com
--------------------------------------------------------------------------------

Offer valid for 90 days from date of bid opening unless otherwise stated here: days

MANDATORY PREPROPOSAL CONFERENCE/SITE VISIT:

Date: September 1, 1998
Time:10:00A.M.
Location: 2020 Yonkers Road, Raleigh, North Carolina 27604

QUESTIONS:
Questions concerning the specifications in the RFP will be received in writing (fax # 919-716-3984,Intemet address listed above) until AUGUST28.1998 prim. 5:OOO.M. If a mandatory conference/site visit is held, a summary of all questions and answers will be mailed to all firms receiving a copy of the RFP and responding to mandated conferences/site visits. If no mandatory component, the addendum will be posted on the same manner as document received.

Page 2                                                                  BIDDER:

Bid No.


ACCEPTANCE OF BID:

If any or ail parts of this bid are accepted, an authorized representative of Department of Correction may affix their .mature hereto and this document and the provisions of the Request for Proposal, Terms and Conditions specific to this request for Proposal, the Specifications/Scope of Work, and the North Carolina General Contract Terms and Conditions shall then constitute the written agreement between the parties. A copy of this acceptance may be forwarded to the successful bidder(s). This submission shall serve as notification of award. Work shall not begin until the issuance of a purchase order.

FOR DEPARTMENT OF CORRECTION USE ONLY

Offer accepted and contract awarded this       day of          ,19           ,as
indicated on attached certification or purchase order,

By            (Authorized representative of the Department of Correction).

MAILING INSTRUCTIONS: Mail one original fully executed bid document and - copies, unless otherwise instructed and include only one set per enclosure (envelope). Address enclosure as listed below and insert bid number as shown below: It is the responsibility of the bidder to have the bid in this office by the specified time and date of opening.

--------------------------------------------------------------------------------
DELIVERED BY US POSTAL SERVICE                 DELIVERED BY ANY OTHER MEANS
--------------------------------------------------------------------------------
BID NO. Attn:                             IBID NO.0000001174 Attn: Sidra Owens
North Carolina Department of Correction   North Carolina Department of
Departmental Purchasing & Services        Correction Departmental Purchasing
P. O. Box 29540                            & Services
Raleigh, N C 27626-0540                   2020 Yonkers Road
                                          Raleigh, N C 27604
--------------------------------------------------------------------------------

TAB ULATIONS: Verbal tabulations of proposals may be obtained by calling
(919)716-3250. Tabulations will be available upon request no earlier than 2:00 p.m. on the first working day following the date of opening. Requests for lengthy or written tabulations cannot be honored.

CONTRACT ADMINISTRATORS: (WHEN APPLICABLE)
The Contract Administrator for the parties shall be: For the Department of Correction, Purchaser named above and for the Contractor, the individual signing the proposal document or other individual so listed within the body of the document.

ORDER OF PRECEDENCE:
In cases of conflict between specific provisions in this Request for Proposal, the order of precedence shall be:
    1.   Special Terms and Conditions specific to this proposal
    2.   Speciflcations or Scope of Services specific to this proposal
    3.   North Carolina General Contract Terms and Conditions
    4.   Instructions to Offerors/Bidders

NOTICE TO OFFERORS:
    The offeror is cautioned that the requirements of this RFP can be altered only by written addendum and that verbal communication from whatever source are of no effect.
    Definition: The use of Request For Proposal and Invitation For Bid constitute the same document and may be used interchangeably. The use of Proposal and Bid are also interchangeable.
    All proposals are subject to the provisions of the Request for Proposal, Special Terms and Conditions, Specifications and General Instructions. The State objects to and will not evaluate or consider any additional terms and conditions submitted with an offeror's response. Do not attach any additional terms and conditions. By execution and delivery of this document, the bidder agrees that any additional terms and conditions, whether submitted purposely or inadvertently, shall have no force or effect.

Page 3                                                                  BIDDER:

Bid No.

I.       INTRODUCTION:

         The Department of Correction, Division of Prisons (DOC), Health Services Section (HSS), provides health services to a population of over 40,000 inmates annually; ( this includes both the standard average annual population and the number of admissions). All inmate admissions to DOC require a physical examination and appropriate follow-up for all existing medical conditions, including surgical and diagnostic services. DOC provides various levels of health services at each of the ninety-three (93) plus prison facilities across the State and at a number of inpatient facilities located within the prison system. There are three (3) prison hospitals: Central Prison and North Carolina Correctional Institution for Women both located in Raleigh, N C and McCain Correctional Hospital, located in Hoke County. In the future, DOC may be opening other prison facilities providing various levels of medical and diagnostic care according to population increases and decreases.

         N.C. G.S. 148-19 mandates that the Department of Correction provides health care services to inmates. Also the Constitution of the United States, under the eighth amendment, requires adequate health services to inmates which would include appropriate medical services ordered by certified attending physicians.

         Chapter 500, Senate Bill 43, Part XIV, Section 66 of the 1989 Session Laws of North Carolina directs DOC to negotiate for rates comparative to Medicaid rates for all medical services rendered to the Department by providers who are not State of North Carolina employees.

II.      BACKGROUND:

         Central Prison Hospital (CP H) is the hub of medical activity for all males inmates with at custody classification of medium, close and maximum. CPH services the medical needs of approximately 10,000 inmates.

         CPH has in-house physician coverage twenty-four (24) hours per day, seven (7) days per week. Patients treated at CP H range from acute in-patient domiciliary, skilled intermediate nursing and ambulatory/out-patient.

         CP H operates numerous specialty outpatient clinics, including orthopedics, neurology, urology, general surgery, ENT and cardiology. Other specialty services are available by transporting inmates to medical providers in nearby towns. The outpatient clinics are extremely active requiring frequent access to advanced diagnostics such as CT, MRI and ultrasound.

         The DOC seeks the services of a qualified provider to deliver mobile surgical equipment and personnel for surgical services to be performed on-site at CPH.

         The annual volume of surgical services is estimated at 640 procedures. This includes but not limited to; CHOLECYSTOSTOMY, ORTHOPEDIC O RIF, VASCULAR ACCESS DIALYSIS, APPENDECTOMY, REPAIRS OF COMPLEX LACERATIONS, BIOPSIES, ENDOSCOPIES AND BRONCHOSCOPY.

III.     SCOPE OF SERVICES:

         Vendors responding to this Invitation for Bids must meet the following minimal requirements. The vendor's response must include responses to the services outlined below in the format shown herein.

Page 4                                                                  BIDDER:

Bid No.

A. The vendor will provide a "State of the Art", fully mobile, operating room truck with the following specifications:
         1.   Two completely equipped operating rooms
         2. Completely equipped recovery room space to recover up to five patients at any given time
         3.   Two ambulatory surgical stations (recliners and/or gurneys)
         4.   Admission/reception area
         5.   Pre-op prep area
         6.   Staff dressing and lounge
         7.   Restrooms
         8.   Work room/utility room (clean and dirty)
         9.   Portable X-ray equipment
         10.  C-Arm capability
         11.  Anesthesia work area
         12.  Storage for equipment
         13.  Two flash autoclaves
         14.  0ne steam sterilizer
         15.  One gas sterilizer or equivalent
         16.  Anesthesia equipment including but not limited to
              a.   two anesthesia machines
              b.   re breathing circuits
         17.  Dynamap BP machine
         18.  Cardiac monitor for each operating room and for each recovery area
         19.  Minimum of five (5) IV stands or tracks
         20.  Arterial pump(s)
         21.  IV pump(s)
         22.  Stairs on both sides of the trailer
         23.  Wheel chair lift
         24. Surgical Equipment, instruments, supplies, including specialty equipment and supplies and instrumentation as follows:
              a. General major & minor surgical instrument &linen packs setups( both rooms)
              b. Major & minor plastic surgery instrument & linen pack setups (both rooms)
              c. Major & minor orthopedic surgery instrument & linen pack setup (one room)
              d.   Major GYN surgery instrument & linen pack setup (one room)
              e.   Minor ENT surgery instrument & linen pack setup (both rooms)
              f.   Major ENT surgery instrument & linen pack setup (one room)
              g.   Major dental surgery instrument & linen pack setup (one room)
              h.   Minor prosthetics setup (will discuss further upon award )
         25.  Dictating equipment
         26.  Policies and procedures including:
              a.   Risk Management
              b.   Quality management
              c.   Infection control
              d.   Safety
              e.   Sterilization
              f.   Quality control testing logs
              g.   Material Safety Data Sheets
              h.   Emergency care
              i.   Disaster procedures
         27. Laboratory facilities for on-site CBC's, cross matching, UA cultures, utilizing dipstick technology, and blood storage facilities. The laboratory and it's personnel shall follow and

Page 5                                                                  BIDDER:

Bid No.

              adhere to guidelines as specified by CLIA act of 1967 and Amendments of 1988. Laboratory personnel shall be provided by the vendor.

         28. Emergency Equipment and drugs for the following (Please note medications will be provided through the Department's Central Pharmacy). DOC Drug Formulary will available
              - upon award:
              a.   Cardiac arrest
              b.   Respiratory Arrest
              c.   Seizures
              d.   Malignant hypothermia

B. The Vendor will provide a trailer with a space requirement not greater than 53 feet long and 30 feet wide. The Vendor shall provide documentation of licensure and certification that trailer(s) provided are authorized to conduct surgery.

C. The vendor will provide 208 three phase 200 amp service along with a five wire cable assembly, with a five in one connector at the trailer end. The trailer must be grounded by a 5/fl inch grounding rod and cable. Grounding padding for trailer and any other grounding material outlined shall be provided by the vendor. A back up generator must be provided by the vendor in cases of power outages, power surges, severe weather, etc. The back up generator will service lighting and equipment needed in the Operating rooms recovery area and blood storage area.

D. The vendor will furnish a standard water hose connection for water supply with an adequate filtering and/or purification system.

r. The trailer must be equipped with a minimum of a 100 gallon gray water tank and a 100 gallon black water tank and a standard three inch hose connection for drainage.

F. Repairs, resulting from damage or injury to the tractor and trailer or its contents, are the responsibility of the vendor. The vendor must maintain preventive maintenance logs. DOC reserves the right to review said logs as deemed necessary.

G.       The vendor's trailer must be wired to accommodate a telephone system.

H. The vendor will provide, at all visits 7a.m. to 5p.m. to DOC prison facilities, the following personnel licensed and/or certified to practice in the State of North Carolina:
              1. Minimum of two nurses to serve as recovery room and OR circulators
              2.   0ne medical clerk
              3.   0ne orderly
              4.   One Certified Operating Room Technician (CORT)
              5. 0ne anesthesiologist and/or one nurse anesthesiologist with supervision of an anesthesiologist.
              6.   One Laboratory technician

              PLEASE NOTE: THE VENDOR WILL BE HELD RESPONSIBLE AND LIABLE FOR THEIR EMPLOYEES.

I. The vendor will provide a Class A-CDL driver to move the operating room truck from location to location. The vendor's driver must adhere to all Federal and State DOT regulations regarding drug testing and license renewal. The vendor will be held responsible for any fines and/or fees incurred by it's driver for failure to adhere to these guidelines.

Page 6                                                                  BIDDER:

Bid No.

J. The vendor shall provide staff to fasten sections of trailer together. Assembly shall be completed within four(4) hours to make truck operational at designated DOC location at no additional cost to the Department.

K. Upon award of this contract, the vendor shall provide to the Department, within 15 days of beginning services, proof of licensure, certification and experience of all personnel (including driver) and must maintain licensure expiration files. Failure to comply with this component will be cause for contract termination for cause.

L. Vendor shall not employ persons with a history of criminal convictions of felonies, to work under this contract, without receiving written approval from the Department, stating its approval to said persons.

M. The vendor must conduct criminal background checks on all employees working under this contract and submit evidence to the Department with 10 days of commencing services, upon award of this contract.

N. The vendor will immediately remove any employee who is deemed by the Department behaving in a manner that is either detrimental to the patient or to the Staff. This will include but not limited to; offensive language, harassment, threats, use of drugs or alcohol.

0. The vendor will adhere to all rules, regulations and requests of DOC custody and medical services personnel. The Department will provide a copy of its policy and procedures to the awarded contractor.

P. The vendor shall include as part of their proposal, their current TQM activities and how these activities will interface with the DOC's. The awarded vendor will be required to attend quarterly TQM meetings with members of the DOC TQM Committee.

Q. Upon award, the vendor shall contact the Department's current providers of the following services and submit a written plan for interfacing with these providers, to DOC, within 10 days of commencing work: radiology, imaging, laboratory, infusion therapy and pharmacy services. DOC reserves the right to approve or reject the interfacing ability written plan.

R. The vendor shall provide monthly reports of total volume facility utilization by ICD-9-CM as well as CPT code. The vendor shall also provide monthly reports of anesthesia and a monthly report of charges to DOC for services. All reports are due on the 15t" of the month following the month being reported. These reports will be forwarded to DOC's Asst. Director of Health Services or his designee, located at 831
         W. Morgan Street, Raleigh, N C 27603.

S. In cases where an incident, involving DOC inmate and/or staff member, has occurred, DOC incident reports must be completed by the vendor's personnel, prior to the vendor's staff leaving, at the close of the shift on which the incident occurred.

T. The vendor may not experience more than two consecutive days and/or three or more none consecutive days down time [this includes equipment (unless otherwise specified herein), supplies, etc and/or personnel] in a thirty day period of scheduled operating days. Should down time exceed the time stipulated herein, the vendor will forfeit payment for said month for all services and reimburse DOC for any services provided at an alternate location including custody and travel costs. At the option of the vendor, a second trailer of the same caliber as the regularly scheduled trailer, along with personnel, may be provided to DOC during this down time, at no additional cost to DOC.

U. Down time for on-board laboratory equipment and portable x-ray equipment must meet DOC standards for mobile x-ray and laboratory services (see Attachment #3). Should down time exceed those standards, the vendor will be held responsible for providing those services, at no additional cost to DOC.

Page 7                                                                  BIDDER:

Bid No.

V. The following is the schedule for utilization of the operating room truck:
         1.   Central Prison, Monday through Wednesday, weekly, 7a.m.to 5p.m. ,

         PLEASE NOTE: DOC RESERVES THE RIGHT TO ADD ADDITIONAL LOCATIONS TO THIS CONTRACT AS NEEDED.

W. The vendor may not schedule surgery on a DOC holiday (Attachment #2), however, the vendor will add an additional work-day during the week of the holiday if volume necessitates such scheduling.-1

X. The vendor shall utilize DOC contracting facilities and transportation contractors when emergencies necessitate moving a patient from the Operating Room to an intensive care unit. Upon award of this contract, the awarded vendor shall provide written agreement to use DOC facilities and contractors.

Y. The vendor is required to carry malpractice insurance, general liability insurance, property damage insurance and automobile insurance for its employees, as stipulated herein.

Z. The level of surgery to be performed on the vendor's truck is as follows: General major surgery up to major vascular procedures. Transplants, major thorasic procedures, bypasses etc, will not be performed under any circumstances.

AA. The vendor's truck will be leased to DOC over a five year period of time. One year with an option to renew an additional four years in one year increments.

BB. The attached Alcohol and Drug Free Workplace Policy must be reviewed and the signature page must be returned with the Vendor's response to this solicitation (see Attachment # 1).

CC.      Please check the appropriate boxes:
         1. Are members of vendor's personnel retired State of North Carolina employees?

              / /  Yes                         / / No

         2. Are members of the vendor's personnel currently full time State of North Carolina employees?

              / / Yes                          / / No

DD. Initial transport fees of the truck from vendor's location to DOC's location and transport fees for removal of trailer at the end of contract term will be the responsibility of the Vendor. These fees will include but not limited to; Driver's salary, Interstate/intrastate transportation fees, Weight fee/fines, permits, etc.

EE. The vendor shall include in their proposal a preliminary plan for transferring emergently ill patients to the local DOC identified hospital.

FF. The vendor will not charge STAT fees for services provided on board the Vendor's truck(i.e. laboratory services, x-ray services etc).

RESPONSIBLITIES OF THE NORTH CAROLINA DEPARTMENT OF CORRECTION (DOC):

A. DOC will provide all medications(including IV medication) needed and specified herein.

B. DOC will provide all medical waste disposal services at each DOC location. The vendor is responsible for the removal and transport of all medical waste to the designated disposal area at their own expense.

Page 8                                                                  BIDDER:

Bid No.

C. DOC will provide surgeons and conduct surgical clinics and conduct follow-up procedures

D. DOC will assist the vendor's orderly in transporting patient(s)to upstairs post-recovery area, located within Central Prison Hospital.

E. DOC will provide vendor with medical forms, disciplinary action forms, and time sheets for vendor's personnel,

F.       DOC will provide copy of current TQM guidelines

G. DOC will provide and conduct an overview orientation to vendor personnel on the start date. New/replacement employees of the vendor will be oriented upon before starting.

H. DOC will provide custody officer supervision services, for some inmate patients, based on the inmate patient's custody level. The custody levels are as follows:
         1.   Minimum ( no custody offer will be provided)
         2.   Medium (custody officer will be provided)
         3.   Close (custody offer will be provided)
         4.   Maximum (custody officer(s) will be provided)

I.       DOC will furnish potable water

IV.      AWARD CRITERIA:
         Award of this contract will be based on the following:
         A.   Ability to meet requirements outlined herein
         B.   References
         C. Comparison of current "State of the Art" fixed operating rooms to vendor's proposal
         D.   Evidence of quality management and risk management programs
         E.   Ability to meet the schedule requirements set forth in this IFB
         F.   Cost

V.       COST PROPOSAL:

         Vendors responding to this IFB shall present their cost proposal as follows. Failure to present the cost proposal as specified below may be cause for rejection of a vendor's proposal in its entirety. Cost proposal must be submitted in a SEPARATE SEALED ENVELOPE labeled with the words "Cost Proposal".

         A. Comprehensive Monthly Human Resources FLAT RATE based on the following personnel:
         1.   Two Nurses
         2.   Orderly
         3.   CORT
         4.   Driver
         5.   Anesthesiologist
         6.   Nurse Anesthesiologist
         7.   Laboratory technician

         B. Discount or premium percentage price for any surgical procedures performed on Tractor/trailer by CPT estimated monthly value of $500,000.00

         C. Additional or extra costs not accounted for in the above categories. This must be accompanied by justification for said additional costs. DOC will provide preliminary listing of additional cost at Mandatory Pre-proposal conference.

Page 9                                                                  BIDDER:

Bid No.


         Low Bid will be calculated using the following formula:

         (32 hours times item A times 4 weeks + $500,001.00 times item B percentage)times 12 = Low bid

VI.      INSTRUCTIONS TO VENDORS:

         A.   THE PROCUREMENT PROCESS:

              The following is a general description of the process by which a firm will be selected to provide required services.
              1.   Request for Proposals are sent to prospective Vendors.
              2. Proposals will be received from each Vendor in a sealed package, one (1) original and three (3) copies.
              3. The original proposal shall be signed and dated by an official authorized to bind the firm.
              4. Proposals must be received by the Issuing Agency not later than the date and time specified on the cover sheet of this RFP. Each sealed package shall be identified (Technical Proposal or Cost Proposal) and shall bear the name of the Vendor, RFP number and the closing date for proposal submission.
              5. At that date and time the package containing the proposals from each responding firm will be opened and the name of each firm will be announced publicly.
              6. At their option, the evaluators may request oral presentations or discussions with any or all Vendors for the purpose of clarification or to amplify the materials presented in any part of the proposal. However, Vendors are cautioned that this provision is not mandatory; therefore, all proposals shall be complete and concise and reflect the most favorable terms available from the Vendor.
              7. Vendors are cautioned that this is a Request Or Offers, not a Request to Contract, and the State reserves the RIGHT TO REJECT ANY AND ALL OFFERS when such rejection is deemed to be in the best interest of the State.

         B.   Evaluation of Proposals:
              1.   The technical proposal will be evaluated first.

              2. Upon completion of the technical evaluation, cost proposals of those firms whose technical proposals have been deemed acceptable, shall be opened and evaluated. The total cost offered by each firm will be tabulated and become a matter of public record. Interested parties are cautioned; however, that these costs and their components are or may be subject to further evaluation, and therefore may not be an exact indicator of a Vendors pricing position.

              3. The technical proposal will be evaluated and the following factors, not listed in order of importance, will be considered in selecting a Vendor:

                   a. Overall experience, qualifications,and credentials of the Vendor
                   b. Experience and/or credentials in providing the services described herein.
                   c. References of at least three other facilities for whom the describe services have been provided.
                   d.   Corporate and financial stability of the Vendor.
                   e.   Pricing
                   f. The company's overall capability to provide services delineated in this RFP.

Page 10                                                                  BIDDER:

Bid No.

                   g. The overall quality of the proposal relative to those offered by other prospective Vendors.

              4. The award of a contract to one Vendor does not mean that the other proposals lack merit, but that will all factors considered, the chosen proposal was deemed to provide the best value to the Department of Correction.

         C.   REQUIRED PROPOSAL CONTENT:

              1. Qualified Vendors are encouraged to submit a proposal for performing the services described herein. All proposals must be submitted strictly in accordance with the requirements of the Request for Proposal. Failure to include any required information in the proposal shall, at the sole discretion of the Department of Correction, cause rejection in other parts of this RFP; Vendors shall furnish the following information:

                   a. Organizational structure of the firm including its relationship to any parent firms, sister firms or subsidiaries.

                   b. The Vendor's latest audited financial statements; or tax returns if financial statements are not available. An irrevocable letter of credit may be substituted for this requirement.

                   c. Any additional information the Vendor desires to be considered in the evaluation process.

                   d. A minimum of three references for whom the Vendor has provided service.

                   e. A brief description of the administrative plan to support the operation as described herein.

                   f. Complete answers and addressing of all requirements within this RFP.

VII.     GENERAL CONDITIONS FOR SUBMITTING PROPOSALS:

         All proposals are subject to the terms and conditions outlined herein. All responses shall be controlled by such terms and conditions and the submission of other terms and conditions, price lists, catalogs, and/or other documents as part of a Vendor's response will be waived and have no effect either on this Request for Proposal or subsequent purchase order resulting from this solicitation. Vendor specifically agrees to the conditions set forth in the above paragraph by an authorized signature to the proposal.

         A.   AWARD OR REJECTION:

              All qualified proposals will be evaluated and the award made to those Vendors whose proposal is judged by the Department of Correction to constitute the best value offered for the purpose intended. The Department of Correction reserves the unqualified right to reject any or all offers if determined to be in its best interest.

         B.   DECLINE TO OFFER:

              Any Vendor which receives a copy of the RFP, but which declines to make an offer is requested to send a formal "Decline to Offer" to the Issuing Office. Failure to respond as requested may subject the Vendor to removal from consideration o n future requests.

         C.   COST FOR PROPOSAL PREPARATION:

              Any costs incurred by the Vendor in preparing or submitting offers are the Vendor's sole responsibility; The N.C. Department of Correction will not reimburse any Vendor for any costs incurred prior to the award.

Page 11                                                                  BIDDER:

Bid No.
         ELABORATE PROPOSALS:

         D. Elaborate proposals in the form of brochures or other presentations beyond that necessary to present a complete and effective proposal are not desired.

         E.   COMPETITIVE PROPOSALS:

              Pursuant to the provision of G.S. 143-54 and under penalty of perjury, the signer of this proposal certifies this proposal has not been arrived at collusively nor other wise in violation of Federal or North Carolina antitrust laws. All proposals must be signed by the owner of the firm.

         F.   ORAL EXPLANATIONS:

              The Department of Correction will not be bound by oral explanations or instructions given at any time during the competitive process or after award.

         G.   EXECUTIVE ORDER NUMBER 77 (AMENDMENT TO EXECUTIVE ORDER NUMBER
              34):

              Pursuant to Article 3 and 3C, Chapter 143 of We North Carolina General Statutes and Executive Order Number 77, the State invites and encourages participation in this procurement by businesses owned by minorities, women and the disabled including utilization as subcontractors to perform functions under this Request for Proposal.

         H.   LAWS:

              The Vendor shall comply with laws, ordinances, codes, rules and regulations bearing on the conduct of work including those Federal, State and Local agencies having jurisdiction. This shall include, but not limited to, minimum wages, labor and equal employment opportunity laws.

         I.   TAXES:

              No taxes shall be included in any proposal.

         J.   REFERENCE TO OTHER DATA:

              Only information which is received in response to this RFP will be evaluated; reference to information previously submitted will not suffice.

         K.   PROPRIETARY OR OTHER "CONFIDENTIAL" INFORMATION:

              Trade secrets or similar proprietary data which the Vendor does not wish disclosed to other than personnel involved in the evaluation or contract administration will be kept confidential to the extent permitted by NCAC T01:05B.1501 and G.S.132-1.3 if identified as follows:

                    Each page shall be identified in boldface at the top and bottom as "Confidential". Any section of the proposal, which is to remain confidential, shall also be marked in boldface on the title page of that section. Cost information may not be deemed confidential.

         L.   TITLES: .

              Titles and headings in this RFP and any subsequent contract are for convenience only and shall have no binding force or effect.

         M.   TIME FOR ACCEPTANCE:

              Each proposal must state that it is a firm offer which may be accepted within a period of 90 days, although the contract is expected to be awarded prior to that time, the 90 day period is requested in order to allow for unforeseen delays.

Page 12                                                                  BIDDER:

Bid No.

         N.   EXCEPTIONS:

              Any deviation from specifications indicated herein must be clearly pointed out; otherwise, it will be considered that the proposal offered is in strict compliance with these specifications, and the successful Vendor will be held responsible therefore. Deviations must be explained in detail on an attached sheet(s). Deviations will also subject the Vendor's proposal to possible rejection.

         O.   ADVERTISING:

              In submitting the proposal, the Vendor agrees not to use the results therefrom as a part of any news release or commercial advertising.

         P.   CONFIDENTIALITY OF PROPOSALS:

              In submitting the proposal, the Vendor agrees not to discuss or otherwise reveal its technical or cost information to any other sources, government or private, until after the award of the contract. Vendors not in compliance with this provision may be disqualified, at the option of the Department of Correction, from contract award. 0nly discussions authorized by the Issuing Agency are exempt from this provision.

         Q.   RIGHT TO SUBMITTED MATERIALS:

              All responses, inquiries, or correspondence relating to or in reference to this RFP, and all other reports, charts, displays, schedules, exhibits, and other documentation submitted by the Vendors will become the property of the Department of Correction when received.

         R.   VENDOR'S REPRESENTATIVE:

              Vendors shall submit the name, address, and telephone number of the person(s) with the authority to bind the Vendor and answer questions or provide clarification concerning the Vendor's proposal.

         S.   EXECUTION:

              Failure of the Vendors) to sign and return the attached Execution of Proposal page with their proposal will render their proposal invalid and will be cause for rejection.

         T.   ORDER OF PRECEDENCE:

              In cases of conflict between specific provisions in this RFP, the order of precedence shall be:
                   1.   Scope of services
                   2.   Instructions to vendors
                   3.   General terms for submitting proposals
                   4.   Terms and conditions of the resulting contract

VIII.    TERMS AND CONDITIONS:

         This Request for Proposal and any documents incorporated specifically by reference on the purchase order represents the entire agreement between the parties. This Request for Proposal, any addenda and the Vendor's proposal are incorporated herein, or unless superseded by applicable Federal and/or State statutes of limitation.

A.       CONTRACT PERIOD:

         The contract service shall be for a period of one- (1) years and shall begin when a purchase order has been issued by the Department of Correction, subject to the continuation of the program and the availability of funds. The Department of Correction reserves the right to extend the contract for an additional period of four (4) years in one-year increments.

Page 13                                                                  BIDDER:

Bid No.

B.       DEFAULT:

         Should the Department of Correction determine that the Contractor is not satisfactorily performing the contract, the Department of Correction may, by thirty days written notice to the Contractor, demand that the Vendor provide service(s) in question in a satisfactory manner. If the Contractor fails to perform the required services within thirty days after receipt of the notice from the Department of Correction specifying each failure, the Department of Correction may terminate the whole or part of the contract in question. In the event the Department of Correction terminates this contract in whole or part as provided herein due to default, it may procure, in such a manner as it deems reasonable and appropriate, such services as required by this contract condition and the Contractor shall be required to continue the performance of this contract to the extent not terminated under the provisions of this clause. The Contractor will also be responsible for any excess cost occasioned through the default.

C.       ESCALATION CLAUSE:

         Prices offered herein shall be firm for a period of one (1) year from the date of initial contract performance. Price may only be altered at We extension review.

D.       SITUS:

         The place of all contracts ,transactions, agreements, their situs and forum, shall be Wake County, where all matters, whether sounding in contract or tort, relating to the validity, construction, interpretation, and enforcement shall be determined.

E.       GOVERNING LAWS:

         This contract is made under and shall be governed by and construed in accordance with the laws of the State of North Carolina.

F.       WAIVER:

         No covenant, condition, duty, obligation, or undertaking contained in or made a part of the contract will be waived except by the written agreement of the parties, and forbearance or indulgence in any other form or manner by either party in any regard whatsoever shall not constitute a waiver of the covenant, condition, duty, obligation, or undertaking to be kept, performed, or discharged by the party to which the same may apply; and until complete performance or satisfaction of all such covenants, conditions, duties, obligations, and undertakings, and the other party shall have the right to invoke any remedy available under law or equity, notwithstanding any such forbearance or indulgence. Any consent by any party to, or waiver of, a failure by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent failure.

G.       INDEMNIFICATION AGREEMENT:

         The Contractor agrees with the Department of Correction that it will protect, indemnify and hold the Department of Correction harmless from and against all liabilities, actions, damages, claims, demands, judgements, losses, defense costs, expenses, or including reasonable attorney's fees, and will, if requested, defend the Department of Correction in any suit, including appeals, for personal injury to, or death of, any person or persons, loss or damage to property, or civil or criminal fines or penalties, to the extent caused by the willful misconduct or negligent acts,errors or omissions of the Contractor, its agents or employees acting within the scope of their employment. The Department of Correction shall promptly notify the Contractor of the assertion of any claim against which it asserts a right to be indemnified hereunder, shall,atits option, give the Contractor the opportunity to defend such claim, and shall not settle such claim without approval of the Contractor, which approval shall not be unreasonably withheld. These indemnification provisions are for the protection of the Department of Correction only and shall not create any liability to third parties.

Page 14                                                                  BIDDER:

Bid No.

H.       TERMINATION:

         If through any cause, the Contractor shall fail to fulfill in a timely manner the obligations under this agreement, the Department shall thereupon have the right to terminate this contract by given thirty
         (30) days written notice to the Contractor and specifying the effective date thereof. In that event, at the option of the Department, the Contractor shall be entitled to receive just and equitable compensation for any satisfactory work performed. Notwithstanding, the Contractor shall not be, relieved of liability to the Department for damages sustained by the Department by virtue of any breach of this agreement, and the Department may withhold any payment due the Contractor for the purpose of set off, until such time as the exact amount of damages due to the Department, from such breach, can be determined.

         The Department may terminate this agreement at any time, with or without cause, by thirty days notice in writing from the Department to the Contractor. If the contract is terminated by the Department as provided herein, the Contractor will be paid for services satisfactorily performed. It is understood and agreed between the Contractor and the Department that payment of compensation specified in this agreement, its continuation or any renewal thereof, is dependent upon and subject to the allocation or appropriation of funds to the Department for the purpose set forth in this agreement.

         In the event, the Department terminates this contract for cause, the Contractor must remove all supplied equipment for the Department's location within twenty-four (24) hours of receipt of written notification.

I.       FUNDING:

         All terms and conditions of this contract and the subsequent purchase order are dependent upon and subject to the allocation of funds for the purpose set forth and the contract will be automatically terminated if funds cease to be available. If a Certificate of Need (CON) is deemed necessary, this contract is also contingent upon that approval.

J.       BANKRUPTCY:

         Upon the filing for a judgement of bankruptcy or insolvency by or against the Vendor, the Department of Correction may terminate this contract for cause.

K.       CONFIDENTIALITY OF DATA:

         Contractor agrees to protect the confidentiality of any files, data or other materials provided by and to the Department and restrict their use to purposes of performing this contract and none other. Any information, data, instruments, documents, studies or reports given to or prepared by or assembled by the Contractor under this agreement, shall be kept as confidential and not divulged or made available to any individual or organization without the prior written consent of the Department.

L.       CARE OF DATA:

         Contractor shall take all steps necessary to safeguard any data, flies, reports, or other information from loss, destruction or erasure. Any costs or expenses of replacing, or damages resulting from the loss of such data shall be borne by the Contractor when such loss or damage occurred through its negligence. .

M.       LIABILITY

         The Contractor(s) shall assume liability for damage or loss resulting from the wrongful act(s) and/or negligence of its employees while they are on State premises. The Contractor or their insurer shall reimburse the Department of Correction for any such damages or loss within thirty
         (30)days after a claim is submitted.

Page 15                                                                 BIDDER:

Bid No.


N.       INSURANCE REQUIREMENTS:

         The Contractor shall, at its sole cost and expense, procure and maintain in full force and effect during the term of the contract the following:

         1. Worker's Compensation Insurance covering all of the Contractor's employees who are engaged in any work under the contract. The coverage should be the statutory limits.

         2. Public Liability in the amount of $5,000,000.00 and Property Damage Insurance in the amount of $ 1,000,0 0 0.0 0 (construed as including the Contractor's Protective Insurance) and Malpractice Insurance in the amount of $1,000,000.00 per incident and $3,000,00O.OOin aggregate, and shall protect the Contractor and any Subcontractor performing work covered on the contract for claim for property damage or bodily injury, including death, as well as from claims for personal damages, which may arise from operations under the contract, whether such operations be by the Contractor or any Subcontractor or by anyone directly or indirectly employed by either of them.

         3. Automobile bodily injury and motor vehicle liability when the service to be performed requires the use of motor vehicles.

              Contractor shall furnish to the Department of Correction certificates evidencing this insurance coverage prior to commencing work and the issuance of a Purchase Order. All certificates of insurance shall provide that the insurance company will give the Department of Correction thirty (30) days written notice prior to cancellation or any change in the stated coverage of any insurance.

              Vendor's insurance carrier shall provide the Department of Correction with a waiver of subrogation for all policies.

O.       EQUAL EMPLOYMENT OPPORTUNITY STATEMENT:

         All provisions, relative to Equal Employment Opportunity for all persons without regard to race, color, religion, sex or national origin shall be incorporated as part of the resulting contract.

P.       ASSIGNMENT:

         Contract(s) resulting from this solicitation shall not be assigned in whole or part, except as listed herein. However, financial rights may be assigned in accordance with the rules and regulations of the Division of Purchase and Contract.

Q.       SUBCONTRACTING:

         The Contractor may subcontract portions of the work provided that they clearly indicate what work they plan to subcontract and to whom and that all information required about the Prime Contractor is also required for each proposed Subcontractor. Subcontractors must meet all requirements of the Prime Contractor including insurance, except bonding.

R.       PRORATING RATES:

         All prorating of rates and/or reductions in services shall be based on a thirty- (30) day month.

S.       PROTEST PROCEDURES:

         A party wanting to protest a contract awarded pursuant to this solicitation must submit a written request to the Director of Departmental Purchasing & Services, 2020 Yonkers Road, Raleigh, N.C.27604.This request must be received in the Division of Departmental Purchasing and Services office within thirty (30) consecutive calendar days from the date of the contract award, and must contain specific sound reasons and any supporting documents for the protest.

         NOTE: Contract award notices are sent only to those

Page 16                                                                  BIDDER:

Bid No.

         actually awarded contracts, and not to every person or firm responding to this solicitation. Vendors may call (919) 715-3250 to obtain a verbal status of contract award. All protests will be handled pursuant to the North Carolina Administrative Code, Title 1, Department of Administration, Chapter 5, Purchase and Contract Section 513.1519.

T.       SUBMISSION OF INVOICES:

         Vendor may submit a monthly invoice for services rendered, unless otherwise instructed, to: North Carolina Department of Correction Accounting Section FLO. Box 29540 Raleigh, NC 27626-0540 (919) 733-7704

         Payments will be processed within thirty (30) days after invoices are approved by the Department of Correction. Payments will not be unreasonably withheld. All charges submitted by the Vendor for payment using ICD-9 codes and CPT codes will be reviewed by DOC's Adjudication Section prior to issuing payment.

Page 17                                                                  BIDDER:

Bid No.

                                  ATTACHMENT 1

DEPARTMENT OF CORRECTION                         Section No.:              3 ,
                                                             -----------------
PERSONNEL MANUAL                                 Page No.:                  57
                                                          --------------------
                                                 Effective:   FEBRUARY 1, 1992
                                                           ---------------------
SUBJECT: ALCOHOL/DRUG-FREE WORK PLACE POLICY

Policy

It is the policy of the Department of Correction to provide a work environment free of alcohol and drugs in order to ensure the safety and well being of employees, correctional clientele, and the general public. All employees of the Department of Correction, including permanent full-time, trainee, permanent part-time, permanent hourly, probationary, and temporary shall abide by this policy.

                                    Purpose

This document is intended to advise mangers and employees of the guidelines of an alcohol/drug free work place, and to set out the penalties for violation(s) of the guidelines.

                       Procedures/Operational Guidelines

All employees of the Department of Correction are expected to be physically and mentally prepared and able to perform their assigned dudes throughout the workday. No employee shall report to the work site impaired by or suffering from the effects of drugs or alcohol.

Individuals reporting for work under the influence or the effects of alcohol and/or drugs shall be issued discipline, up to and including dismissal, consistent with the policy governing personal conduct.

No employee shall manufacture, distribute, or dispense controlled substances (drugs/alcohol) at the work site or away from the work site. N o employee shall use "across the counter" medication to the point of impairment while at the work site, or in any situation which may bring discredit to the Department. Use or abuse shall be viewed as personal misconduct and shall be cause for immediate disciplinary action u p to and including dismissal.

Possession of an illegal substance in any situation, at work or away from the work site shall be cause for discipline. Possession of controlled substances, i.e. Prescription medication or alcohol, must be . in compliance with existing laws. Violations will result in discipline u p to and including dismissal based on personal misconduct.

Employees who are arrested, detained, or served a warrant for any alcohol/drug related incident, at 'e work site or away from the work site have 24 hours to file a written report of the situation with the work unit supervisor/manager, i.e. Warden, Superintendent, Branch Manager. The work unit

Page 18                                                                 BIDDER:

Bid No.

supervisor/manager shall make a recommendation for appropriate disciplinary action based on the facts of the case after conducting a thorough investigation.

If sufficient facts cannot be obtained due to pending litigation, the work unit supervisor/manager shall request, in writing, that any recommendation for disciplinary action be delayed until the court has disposed of the matter. Once the legal proceedings have been completed, the employee shall furnish a certified copy of the court disposition within 48 hours of the judgment. The recommendation for discipline shall be made at this time, if not previously addressed.

Any conviction of a drug or alcohol related offense which occurred at the work site shall be reported to the federal government by the Personnel Office; therefore, such offenses shall be reported to the Personnel Office by the appropriate manager so that the Personnel Office may comply with the requirement.

The Department of Correction utilizes the State Employee Assistance Program
(EAP)administered through the Office of State Personnel. The EAP provides employees with a comprehensive referral service to aid in coping with o r overcoming personal problems, including drug and alcohol problems. Consultants with the State EA P will provide managerial/supervisory training and coordinate employee orientation.

This policy shall be posted in an accessible area for employee review and shall be periodically reviewed in staff meetings and at line up. In addition, each present employee and all new employees shall be given a copy of this policy for their information.

Page 19                                                                 BIDDER:

Bid No.

                     NORTH CAROLINA DEPARTMENT OF CORRECTION

                       ALCOHOL/DRUG FREE WORK PLACE POLICY

                           STATEMENT OF UNDERSTANDING

The Contractor certifies by its signature below that it has been furnished a copy of the North Carolina Department of Correction's Alco h of/Drug Free Work Place Policy and will abide by the standards set forth in this policy.








Signature:
          -------------------------------------------


Title:
      -----------------------------------------------


Date:
     ------------------------------------------------

Page 20                                                                 BIDDER:

Bid No.

                                  ATTACHMENT 2



                         NORTH CAROLINA STATE HOLIDAYS

                          1998 STATE HOLIDAY SCHEDULE


----------------------------------------------------------------------------------------
Holiday                                Observance Date(s)        Day(s) of the Week
----------------------------------------------------------------------------------------
New Year's Day                         January 1,1998               Thursday
----------------------------------------------------------------------------------------
Martin Luther King Jr's Birthday       January 19,1998              Monday
----------------------------------------------------------------------------------------
Good Friday                            Apri110,1998                 Friday
----------------------------------------------------------------------------------------
Memorial Day                           May 25,1998                  Monday
----------------------------------------------------------------------------------------
Independence Day                       July 3,1998                  Friday
----------------------------------------------------------------------------------------
Labor Day                              September 7,1998             Monday
----------------------------------------------------------------------------------------
Veteran's Day                          November 11,1998             Wednesday
----------------------------------------------------------------------------------------
Thanksgiving                           November 26 & 27,1998        Thursday & Friday
----------------------------------------------------------------------------------------
Christmas                              [December 24 & 25,1998       Thursday & Friday
----------------------------------------------------------------------------------------



                          1999 STATE HOLIDAY SCHEDULE

----------------------------------------------------------------------------------------
Holiday                               Observance Date (s)          Day(s) of the Week
----------------------------------------------------------------------------------------
New Year's Day                        January 1,1999               Friday
----------------------------------------------------------------------------------------
Martin Luther King Jr's Birthday      January 18,1999              Monday
----------------------------------------------------------------------------------------
Good Friday                           April 2,1999                 Friday
----------------------------------------------------------------------------------------
Memorial Day                          May 31,1999                  Monday
----------------------------------------------------------------------------------------
Independence Day                      July 5,1999                  Monday
----------------------------------------------------------------------------------------
Labor Day                             September 6,1999             Monday
----------------------------------------------------------------------------------------
Veteran's Day                         November 11,1999             Thursday
----------------------------------------------------------------------------------------
Thanksgiving                          November 25 & 26,1999        Thursday & Friday
----------------------------------------------------------------------------------------
Christmas                             December 24 & 27,1998        Friday & Monday
----------------------------------------------------------------------------------------


PAGE: 21                                                                BIDDER:

Bid No.

                                 ATTACHMENT #3

                    TURNAROUND TIME FOR LABORATORY SERVICES:

1. Results of routine nature, such as, general routine chemistries will in most cases be transmitted within 24-hours of the time the specimen is submitted.

2. Results of tests performed on specimens of a special nature will in most cases be transmitted within three to five working days .

3.       Stat lab analysis shall be available as needed on-site.

4. Vendor must be equipped with data receiving equipment as long as the number of test reports and account logistics justify the need for the equipment to assure earliest delivery of result data.





             DOWNTIME PROCEDURE FOR MOBILE X-RAY EQUIPMENT ON-SITE:

Contractor shall describe any contingency clause should the mobile x-ray service be nonfunctional for a period of time. In the event of the equipment not working, the contractor must have documented steps of what action will be taken to insure its rapid return to full operational status, as well as interim action to assure uninterrupted service.

PLEASE NOTE: ALL AREAS MENTIONED IN THIS ATTACHMENT ARE PROVIDED AT NO ADDITIONAL COST TO THE DEPARTMENT.